UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KELLOGG COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534

Dear Shareowner:

It is my pleasure to invite you to attend the 2013 Annual Meeting of Shareowners of Kellogg Company. The meeting will be held at 1:00 p.m. Eastern Time on April 26, 2013 at the W. K. Kellogg Auditorium, 50 West Van Buren Street, Battle Creek, Michigan.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareowners on the Internet. We believe these rules allow us to provide our Shareowners with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Attendance at the Annual Meeting will be limited to Shareowners only. If you are a holder of record of Kellogg common stock and you plan to attend the meeting, please save your notice of electronic availability or proxy card, as the case may be, and bring it to the meeting to use as your admission ticket. If you plan to attend the meeting, but your shares are not registered in your own name, please request an admission ticket by writing to the following address: Kellogg Company Shareowner Services, One Kellogg Square, Battle Creek, MI 49017-3534. Evidence of your stock ownership, which you may obtain from your bank, stockbroker, etc., must accompany your letter. Shareowners without tickets will only be admitted to the meeting upon verification of stock ownership.

If any Shareowner needs special assistance at the meeting, please contact Shareowner Services at the address listed above.

Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.

Sincerely,

John Bryant

President and Chief Executive Officer

March 11, 2013

KELLOGG COMPANY

One Kellogg Square

Battle Creek, Michigan 49017-3534

NOTICE OF THE ANNUAL MEETING OF SHAREOWNERS

TO BE HELD APRIL 26, 2013

TO OUR SHAREOWNERS:

The 2013 Annual Meeting of Shareowners of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. Eastern Time on April 26, 2013 at the W. K. Kellogg Auditorium, 50 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

1.	To elect four Directors for a three-year term to expire at the 2016 Annual Meeting of Shareowners;

2.	To vote on an advisory resolution to approve executive compensation;

3.	To approve the Kellogg Company 2013 Long-Term Incentive Plan;

4.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP for our 2013 fiscal year;

5.	To consider and act upon a Shareowner proposal to repeal classified board, if properly presented at the meeting; and

6.	To take action upon any other matters that may properly come before the meeting, or any adjournments thereof.

Only Shareowners of record at the close of business on March 1, 2013 will receive notice of and be entitled to vote at the meeting or any adjournments. We look forward to seeing you there.

By Order of the Board of Directors,

Gary Pilnick

Senior Vice President,

General Counsel, Corporate Development and Secretary

March 11, 2013

i

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PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREOWNERS

TO BE HELD ON FRIDAY, APRIL 26, 2013

ABOUT THE MEETING

Information About this Proxy Statement.

Why You Received this Proxy Statement.    You have received these proxy materials because our Board of Directors, which we refer to as the Board, is soliciting your proxy to vote your shares at the 2013 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time at the W. K. Kellogg Auditorium, 50 West Van Buren Street, in Battle Creek, Michigan, on Friday, April 26, 2013, or any adjournments thereof. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On March 12, 2013, we began to mail to our Shareowners of record as of the close of business on March 1, 2013, either a notice containing instructions on how to access this proxy statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Wells Fargo Shareowner Services, at P.O. Box 64854, St. Paul, MN 55164-0854; phone number: (877) 910-5385.

Notice of Electronic Availability of Proxy Statement and Annual Report.    As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our Shareowners electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Summary Processing.    The Securities and Exchange Commission’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a Shareowner sharing an address with another Shareowner and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.

Who Can Vote — Record Date.    The record date for determining Shareowners entitled to vote at the annual meeting is March 1, 2013. Each of the approximately 364,242,363 shares of Kellogg common stock issued and outstanding on that date is entitled to one vote at the annual meeting.

How to Vote — Proxy Instructions.    If you received a notice of electronic availability, you can not vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareowner of record. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet — If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Thursday, April 25, 2013.

By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.

If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

Whether you vote by telephone, over the Internet or by mail, you may specify whether your shares should be voted for all, some or none of the nominees for Director (Proposal 1); whether you approve, disapprove, or abstain from voting on the advisory resolution to approve Kellogg’s executive compensation (Proposal 2); whether you approve, disapprove, or abstain from voting on the Kellogg Company 2013 Long-Term Incentive Plan (Proposal 3); whether you approve, disapprove or abstain from voting on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013 (Proposal 4); and whether you approve, disapprove or abstain from voting on the Shareowner proposal, if properly presented at the meeting (Proposal 5).

When a properly executed proxy is received, the shares represented thereby, including shares held under our Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.

If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under Proposal 1 — Election of Directors below, “For” Proposals 2 through 4, and “Against” Proposal 5, and otherwise at the discretion of the persons named in the proxy card.

Revocation of Proxies.    If you are a shareowner of record, you may revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to our Secretary;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.

Quorum.    A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the annual meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for ratification of PricewaterhouseCoopers LLP (Proposal 4), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Kellogg’s executive compensation (Proposal 2), approval of the Kellogg Company 2013 Long-Term Incentive Plan (Proposal 3) or the Shareowner proposal (Proposal 5).

Required Vote.    Our Board has adopted a majority voting policy which applies to the election of Directors. Under this policy, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the Shareowner vote. Our Board’s Nominating and Governance Committee would then consider the offer of resignation and make a recommendation to our independent Directors as to the action to be taken with respect to the offer. This policy does not apply in contested elections. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”

Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a Director (subject to the resignation policy described above). The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Director resignation policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the annual meeting is necessary to approve the advisory resolution on Kellogg’s executive compensation (Proposal 2), to approve the Kellogg Company 2013 Long Term Incentive Plan (Proposal 3), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013 (Proposal 4), and to approve the Shareowner proposal (Proposal 5).

Shares present but not voted because of abstention will have the effect of a “no” vote on Proposals 2 through 5. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposals 1, 2, 3, and 5. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Proposals 1, 2, 3, and 5, and will not affect the outcome on that proposal. Please note that brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

Other Business.    We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs.    We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellogg common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $14,000, plus reasonable expenses.

Directions to Annual Meeting.    To obtain directions to attend the annual meeting and vote in person, please contact Investor Relations at (269) 961-2800 or at investor.relations@kellogg.com.

SECURITY OWNERSHIP

Five Percent Holders.    The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our common stock.

Name	Shares Beneficially Owned		Percent of Class	As of
Beneficial Owner
W.K. Kellogg Foundation Trust(1)	79,030,995	(2)	21.9%	December 29, 2012
c/o The Bank of New York Corporation
One Wall Street
New York, NY 10286
KeyCorp	27,114,878	(3)	7.6%	December 29, 2012
127 Public Square
Cleveland, OH 44114-1306
Gordon Gund	27,101,187	(4)	7.5%	March 6, 2013
14 Nassau Street
Princeton, NJ 08542-4523

(1)	The trustees of the W. K. Kellogg Foundation Trust (the “Kellogg Trust”) are Jim Jenness, Sterling Speirn, Wenda Moore and The Bank of New York Mellon Trust Company, N.A. The W. K. Kellogg Foundation, a Michigan charitable corporation (the “Kellogg Foundation”), is the sole beneficiary of the Kellogg Trust. The Kellogg Trust owns 75,439,290 shares of Kellogg Company, or 20.9% of our outstanding shares on December 31, 2012. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of our Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellogg stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust.

(2)	According to Schedule 13G/A filed with the SEC on February 12, 2013, The Bank of New York Mellon Corporation (“BONYMC”), as parent holding company for The Bank of New York Mellon Trust Company, N.A., (“BONY”), as trustee of the Kellogg Trust, shares voting and investment power with the other three trustees with respect to the 75,439,290 shares owned by the Kellogg Trust. The remaining shares not owned by the Kellogg Trust that are disclosed in the table above represent shares beneficially owned by BONYMC, BONY and the other trustees unrelated to the Kellogg Trust. BONYMC has sole voting power for 2,543,709 shares, shared voting power for 75,478,938 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 3,412,997 shares and shared investment power for 75,535,776 shares (including those shares beneficially owned by the Kellogg Trust).

(3)	According to a Schedule 13G/A filed with the SEC on February 14, 2013, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) below, as well as other trusts, has sole voting power for 100,513 shares, shared voting power for 6,928 shares, sole investment power for 27,068,244 shares and shared investment power for 41,394 shares.

(4)	According to Schedule 13G filed with the SEC on March 6, 2013, Gordon Gund, as a result of the death of his brother, George Gund III, has sole voting power for 27,080,980 shares, shared voting power for 20,207 shares, sole investment power for 30,445 shares and shared investment power for 20,207 shares. Of the shares over which Gordon Gund has sole voting power, 27,007,437 are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.

Officer and Director Stock Ownership.    The following table shows the number of shares of Kellogg common stock beneficially owned as of January 15, 2013, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

Name	Shares(1)	Options(2)	Deferred Stock Units(3)	Total Beneficial Ownership(4)	Percentage
Non-NEO Directors
Benjamin Carson Sr.	37,082	25,000	0	62,082	*
John Dillon(5)	56,031	25,000	0	81,031	*
Gordon Gund(6)	27,076,187	28,033	69,694	27,173,914	7.5%
Jim Jenness(7)	140,403	431,410	13,175	584,988	*
Dorothy Johnson	55,768	25,000	30,601	111,369	*
Donald Knauss	15,360	6,931	0	22,291	*
Mary Laschinger	1,409	—	441	1,850	*
Ann McLaughlin Korologos	47,416	25,000	20,138	92,554	*
Rogelio Rebolledo	13,201	2,534	0	15,735	*
Sterling Speirn(7)	17,218	5,781	0	22,999	*
John Zabriskie	46,958	25,000	35,747	107,705	*
Named Executive Officers
John Bryant	156,156	1,178,301	828	1,335,285	*
Ron Dissinger	27,660	214,233	0	241,893	*
Brad Davidson	64,985	346,632	0	411,617	*
Paul Norman	60,401	309,866	0	370,267	*
Gary Pilnick	73,426	345,699	0	419,125	*
All Directors and executive officers as a group (19 persons)(8)	27,909,947	3,103,892	170,624	31,184,463	8.6%

*	Less than 1%.

(1)	Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes the following number of shares held in Kellogg’s Grantor Trust for Non-Employee Directors which are subject to restrictions on investment: Dr. Carson, 35,217 shares; Mr. Dillon, 32,271 shares; Mr. Gund, 43,098 shares; Mr. Jenness, 11,197 shares; Ms. Johnson, 34,069 shares; Mr. Knauss, 15,360 shares; Ms. Laschinger, 1,409 shares; Ms. McLaughlin Korologos, 42,823 shares; Mr. Rebolledo, 13,201 shares; Mr. Speirn, 17,218 shares; Dr. Zabriskie, 39,398 shares; and all Directors as a group, 285,262 shares.

(2)	Represents options that were exercisable on January 15, 2013 and options that become exercisable within 60 days of January 15, 2013.

(3)	Represents the number of common stock units held under our deferred compensation plans as of January 15, 2013. The deferred stock units, or DSUs, have no voting rights. For additional information, refer to “2012 Director Compensation and Benefits — Elective Deferral Program” and “Compensation Discussion and Analysis — Executive Compensation Policies — Deductibility of Compensation and Other Related Issues” for a description of these plans.

(4)	None of the shares listed have been pledged as collateral.

(5)	Includes 250 shares held for the benefit of a son, over which Mr. Dillon disclaims beneficial ownership.

(6)	Includes (i) 27,007,437 shares held by various trusts for the benefit of certain members of the Gund family, over which shares Mr. Gund has sole voting power and (ii) 10,000 shares owned by Mr. Gund’s wife. Gordon Gund disclaims beneficial ownership of the shares beneficially owned by the Gund family trusts and his wife.

(7)	Does not include shares owned by the Kellogg Trust, as to which Mr. Jenness and Mr. Speirn, as trustees of the Kellogg Trust as of the date of this table, share voting and investment power, or shares as to which the Kellogg Trust or the Kellogg Foundation have current beneficial interest.

(8)	Includes 10,000 shares owned by, or held for the benefit of, spouses; 250 shares owned by, or held for the benefit of children, over which the applicable Director, or executive officer disclaims beneficial ownership; 8,279 shares held in our Savings & Investment Plans; and 24,357 restricted shares, which contain some restrictions on investment.

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and greater-than-10% Shareowners to file reports with the SEC. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to us, we believe that the filing requirements for all of these reporting persons were complied with, except that one Form 5 for Gordon Gund was amended by Kellogg. An amended Form 5 was filed in March 2013 reporting the gift of 100 shares by Mr. Gund in May 2011.

CORPORATE GOVERNANCE

Board-Adopted Corporate Governance Guidelines.    We operate under corporate governance principles and practices (the “Guidelines”) that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. The Board has focused on continuing to build upon our strong corporate governance practices over the years. The Guidelines include the following:

•

A majority of the Directors, and all of the members of the Audit, Compensation, and Nominating and Governance Committees, are required to meet the independence requirements of the New York Stock Exchange.

•

One of the Directors is designated a Lead Director, who chairs and may call executive session meetings of independent, non-employee Directors, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to use in communicating with the Board.

•	The Board reviews CEO succession planning at least once per year.

•	The Board and each Board committee have the power to hire independent legal, financial or other advisors as they may deem necessary, at our expense.

•	Non-employee Directors meet in executive session at least three times annually.

•	The Board and Board committees conduct annual self-evaluations.

•

The independent members of the Board use the recommendations from the Nominating and Governance Committee and Compensation Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

•

Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer his or her resignation for the Board to consider continued appropriateness of Board membership under the circumstances.

•	Directors have access to Kellogg officers and employees.

•	Continuing education is provided to Directors consistent with our Board education policy.

•

No Director may be nominated for a new term if he or she would be seventy-two or older at the time of election; unless the Board determines that it is in the best interest of Kellogg to re-nominate the independent Director for up to one additional term due to his or her unique capabilities or special circumstances.

•	No Director shall serve as a director, officer or employee of a competitor.

•	No Director should serve on more than four other boards of public companies in addition to Kellogg.

•

All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.

Board Leadership Structure; Communication with the Board.     The following section describes Kellogg’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices.

Our Board is composed of eleven independent Directors, Mr. Jenness, the executive Chairman of the Board, and Mr. Bryant, Chief Executive Officer. In addition, as provided in our Guidelines, the Board has designated one of the independent directors as Lead Director. The Board has established seven standing Committees — audit, compensation, nominating and governance, consumer and shopper marketing, manufacturing, social responsibility and public policy, and executive. Each Board Committee is composed solely of independent Directors (other than the Executive Committee), each with a different independent Director serving as Committee chair. We believe that the mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committees, benefits Kellogg and its Shareowners.

The Board believes that it is beneficial to Kellogg and its Shareowners to designate one of the Directors as a Lead Director. The Lead Director serves a variety of roles including, reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate topics are reviewed and sufficient time is allocated to each; serving as liaison between the Chairman of the Board, Chief Executive Officer and the non-management Directors (however, each director has direct access to both the CEO and Chairman); presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chairman of the Board is not present; and calling an executive session of independent Directors at any time, consistent with the Guidelines. Gordon Gund, an independent Director and the Chairman of the Nominating and Governance Committee, is currently our Lead Director. Mr. Gund is an effective Lead Director for Kellogg due to, among other things, his independence, commitment to ethics, communication skills, deep strategic and operational understanding of Kellogg obtained while serving as a Kellogg Director, and corporate governance knowledge acquired during his tenure as a member of the governance committees of two Fortune 500 companies and as a director of Corning Incorporated. Mr. Gund may be contacted at gordon.gund@kellogg.com. Any communications which Shareowners or interested parties may wish to send to the Board may be directly sent to Mr. Gund at this e-mail address.

With respect to the roles of Chairman and CEO, the Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since 2006, the roles have been separated, with Mr. Jenness serving as Chairman. Mr. Jenness has been closely involved with Kellogg for over thirty years in various roles including Chief Executive Officer and Director. Previously, Mr. Jenness was Chief Executive Officer of Integrated Merchandising Systems LLC, a market leader in outsource management for retail promotion and branded merchandising. He also served in various positions of increasing responsibility at Leo Burnett Company, Kellogg’s major advertising agency partner, for many years, including as Vice Chairman, Chief Operating Officer and Director. Mr. Jenness generously volunteers as senior director of Children’s Memorial Hospital of Chicago and on the Mercy Home for Boys and Girls Board of Regents and its Strategic Planning Committee. He serves as lead director of Kimberly-Clark Corporation. He also serves on the DePaul University College of Commerce Advisory Council, as Chairman of DePaul’s Board of Trustees, and is co-trustee of the W.K. Kellogg Foundation Trust. Given his unique knowledge, experience, and relationship with both the Board and management, his continued role as executive Chairman provides significant value for Kellogg and its Shareowners.

Our Board conducts an annual evaluation to determine whether it and its Committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for Kellogg and its Shareowners. Our Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that Kellogg, like many U.S. companies, has been well-served by this flexible leadership structure.

Board Oversight of Enterprise Risk.    The Board utilizes our Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of our risks. Management, who is responsible for day-to-day risk management, conducts a formal risk assessment of Kellogg’s business annually. The risk assessment process is global in nature and has been developed to identify and assess Kellogg’s current and emerging risks, including the nature of the risk, as well as to identify steps to mitigate and manage the controllable aspects of each risk. Several hundred of our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Vice President,

Internal Audit and Compliance, who reports directly to the Chair of the Audit Committee. The Audit Committee receives at each meeting (or the full Board for those meetings when the Audit Committee does not meet) an update on the key enterprise risks, including current status and action items.

The results of the risk assessment are reviewed with the Audit Committee and the full Board. The centerpiece of the assessment is the discussion of key risks which includes the potential magnitude and likelihood of each risk. As part of the process for each risk, management identifies the nature of the risk, the senior executive responsible for managing the risk, the potential impact, management’s initiatives to manage the risk, the most recent Board or Committee update, and the timing of the next scheduled Board or Committee review.

The results of the risk assessment are then integrated into the Board’s processes. Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly. Each Committee chair works directly with Kellogg’s key senior executive responsible for the matters allocated to the Committee to develop agenda topics, review materials to be discussed with the Committee, and otherwise discuss those topics relating to the particular Committee. Through this process each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.

Due to the dynamic nature of risk and the Board or Audit Committee’s oversight at each meeting of Kellogg’s enterprise and business unit risks, adjustments are made to Board and Committee agendas throughout the year so that enterprise risks are reviewed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Kellogg’s risks.

Majority Voting for Directors; Director Resignation Policy.    In an uncontested election of Directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Nominating and Governance Committee (following certification of the Shareowner vote) for consideration in accordance with the following procedures.

The Nominating and Governance Committee would promptly consider such resignation and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to such offered resignation, which may include (1) accepting the resignation; (2) maintaining the Director but addressing what the Qualified Independent Directors believe to be the underlying cause of the withheld votes; (3) determining that the Director will not be renominated in the future for election; or (4) rejecting the resignation. The Nominating and Governance Committee would consider all relevant factors including, without limitation, (a) the stated reasons why votes were withheld from such Director; (b) any alternatives for curing the underlying cause of the withheld votes; (c) the tenure and qualifications of the Director; (d) the Director’s past and expected future contributions to Kellogg; (e) our Director criteria; (f) our Corporate Governance Guidelines; and (g) the overall composition of the Board, including whether accepting the resignation would cause Kellogg to fail to meet any applicable SEC or NYSE requirement.

The Qualified Independent Directors would act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. In considering the Nominating and Governance Committee’s recommendation, the Qualified Independent Directors would consider the factors considered by the Nominating and Governance Committee and such additional information and factors the Board believes to be relevant. Following the Qualified Independent Directors’ decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached or, if applicable, the reasons for rejecting the tendered resignation).

To the extent that a resignation is accepted, the Nominating and Governance Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any Director who tenders his or her resignation pursuant to this provision would not participate in the Nominating and Governance Committee’s recommendation or Qualified Independent Directors’ consideration regarding whether to accept the tendered resignation. Prior to voting, the Qualified Independent Directors would afford the Director an opportunity to provide any information or statement that he or she deems relevant. If a majority of the members of the Nominating and Governance Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the remaining Qualified Independent Directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) would consider the matter directly or may appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations that would make the recommendation to the Board whether to accept or reject them.

For purposes of this policy, the term “Qualified Independent Directors” means:

•	All Directors who (1) are independent Directors (as defined in accordance with the NYSE Corporate Governance Rules) and (2) are not required to offer their resignation in accordance with this policy.

•

If there are fewer than three independent Directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Qualified Independent Directors shall mean all of the independent Directors and each independent Director who is required to offer his or her resignation in accordance with this Policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

Director Independence.    The Board has determined that all current Directors (other than Mr. Jenness and Mr. Bryant) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellogg and its subsidiaries in any of the 2012, 2011 or 2010 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Kellogg or its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellogg did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is Kellogg’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and Kellogg or our subsidiaries.

The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status, including transactions relating to purchasing supplies, selling product and marketing arrangements. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.

Shareowner Recommendations for Director Nominees.    The Nominating and Governance Committee will consider Shareowner nominations for membership on the Board. For the 2014 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017, which will forward them to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and we must receive the recommendation not earlier than November 11, 2013 and not later than December 11, 2013. Recommendations must also include certain other requirements specified in our bylaws.

When filling a vacancy on the Board, the Nominating and Governance Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capability and further diversify the collective experience represented by the then-current Directors. The Nominating and Governance Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the Nominating and Governance Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners.

Attendance at Annual Meetings.    All Directors properly nominated for election are expected to attend the Annual Meeting of Shareowners. All of our then incumbent Directors attended the 2012 Annual Meeting of Shareowners.

Code of Conduct/Ethics.    We have adopted the Code of Conduct for Kellogg Company Directors and Global Code of Ethics for Kellogg Company employees (including the chief executive officer, chief financial officer, other named executive officers, and corporate controller). Any amendments to or waivers of the Global Code of Ethics applicable to our chief executive officer, chief financial officer or corporate controller will be posted on www.kelloggcompany.com. There were no amendments to or waivers of the Global Code of Ethics in 2012.

Availability of Corporate Governance Documents.    Copies of the Corporate Governance Guidelines, the Charters of the Audit, Compensation, and Nominating and Governance Committees of the Board, the Code of Conduct for Kellogg Company Directors, and Global Code of Ethics for Kellogg Company employees can be found on the Kellogg Company website at www.kelloggcompany.com under “Investor Relations”, then “Corporate Governance.” Shareowners may also request a free copy of these documents from: Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016-1986 (phone: (800) 961-1413), the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellogg.com.

BOARD AND COMMITTEE MEMBERSHIP

In 2012, the Board had the following standing committees: Audit, Compensation, Nominating and Governance, Consumer and Shopper Marketing, Manufacturing, Social Responsibility and Public Policy, and Executive.

The Board held 10 meetings in 2012. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the Directors were members during 2012 that were held while such directors were on the Board.

The table below provides 2012 membership and meeting information for each Board committee as of December 29, 2012:

	Audit	Compensation	Nominating and Governance	Consumer and Shopper Marketing	Manufacturing	Social Responsibility and Public Policy	Executive
John Bryant(1)							✓
Benjamin Carson			✓	✓		✓
John Dillon	✓	Chair	✓		✓		✓
Gordon Gund		✓	Chair	✓			✓
Jim Jenness(1)							Chair
Dorothy Johnson				✓		Chair	✓
Don Knauss	✓			✓	Chair		✓
Mary Laschinger(2)					✓	✓
Ann McLaughlin Korologos		✓	✓			✓
Rogelio Rebolledo	✓	✓		Chair			✓
Sterling Speirn				✓	✓	✓
John Zabriskie	Chair	✓	✓		✓		✓
2012 Meetings	7	7	4	3	5	2	0

(1)	Mr. Jenness and Mr. Bryant attend committee meetings, other than portions of those meetings held in executive session of independent Directors.

(2)	Ms. Laschinger was elected as a Director on October 26, 2012.

Audit Committee.    Pursuant to a written charter, the Audit Committee, among other things, assists the Board in monitoring the integrity of our financial statements, the independence and performance of our independent registered public accounting firm, the performance of our internal audit function, our Enterprise Risk Management process, our compliance with legal and regulatory requirements, and other related matters. The Audit Committee, or its Chair, also pre-approves all audit, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates. It also discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellogg management and the independent registered public accounting firm. The Committee also has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. Each member of the Audit Committee has been determined by the Board to be an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Each member has experience actively supervising a principal financial officer and/or principal accounting officer. Each of the Committee members meets the independence requirements of the New York Stock Exchange.

Compensation Committee.    Pursuant to a written charter, the Compensation Committee, among other things, (a) reviews and approves the compensation philosophy and principles for senior executives; (b) reviews and makes recommendations for the compensation of senior management personnel and monitors overall compensation for senior executives, including reviewing risks arising from Kellogg’s compensation policies and practices; (c) reviews and recommends the compensation of the Chief Executive Officer; (d) has sole authority to retain or terminate any compensation consultant used to evaluate senior executive compensation; (e) oversees and administers employee benefit plans to the extent provided in those plans; and (f) reviews trends in management compensation. The Committee may form and delegate authority to subcommittees or the Chair when appropriate. The Compensation Committee, or its Chair, also pre-approves all engagements and services to be performed by any consultants to the Compensation Committee. To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant — Frederic W. Cook (“Cook & Co.”). The consultant reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee and the Board, Cook & Co. does not provide any consulting services to Kellogg or its executive officers. For additional information about the independence of the Committee’s consultant, refer to “Compensation Discussion and Analysis — Compensation Approach — Independence.”

The Board has determined that each member of the Compensation Committee meets the definition of independence under our corporate governance guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Compensation Committee are not current or former employees of Kellogg and are not eligible to participate in any of our executive compensation programs. Additionally, the Compensation Committee operates in a manner designed to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code.

As noted above, the Compensation Committee is charged with overseeing the review and assessment of risks arising from Kellogg’s compensation policies and practices. The Compensation Committee reviews annually the potential for excessive risk in Kellogg’s compensation program; including views from independent experts, the SEC, and design features considered to encourage excessive risk taking and Kellogg’s approach to those features. Kellogg uses a number of approaches to mitigate excessive risk taking, including significant weighting towards long-term incentive compensation, emphasizing qualitative goals in addition to a variety of quantitative metrics, and equity ownership guidelines. As a result of this review, together with input from the independent compensation consultant, the Compensation Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.

For additional information about the Compensation Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis — Compensation Approach.”

Manufacturing Committee.    Pursuant to a written charter, the Manufacturing Committee, among other things, assists the Board in discharging its oversight responsibilities with respect to topics relating to Kellogg’s manufacturing practices, with the primary focus on Kellogg’s food quality and safety, manufacturing facility operations, and people strategies. As it deems appropriate, the Committee reviews policies, programs and practices, and provides strategic advice and counsel concerning the matters set forth above including, but not limited to, food safety, employee health and safety, capacity utilization and planning, contingency planning, productivity programs, commodity purchasing and hedging programs, people utilization and people strategies.

Nominating and Governance Committee.    Pursuant to a written charter, the Nominating and Governance Committee, among other things, assists the Board by (a) identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors; (b) recommends nominees for Director to the Board; (c) recommends committee assignments; (d) reviews annually the Board’s compliance with the Corporate Governance Guidelines; (e) reviews annually the Corporate Governance Guidelines and recommends changes to the Board; (f) monitors the performance of Directors and conducts performance evaluations of each Director before the Director’s re-nomination to the Board; (g) administers the annual evaluation of the Board; (h) provides annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance; (i) considers and evaluates potential waivers of the Code of Conduct for Directors and Global Code of Ethics for senior officers (for which there were none in 2012); (j) makes a report to the Board on CEO succession planning at least annually; (k) provides an annual review of the independence of Directors to the Board; (l) reviews and recommends to the Board responses to Shareowner proposals; and (m) reviews Director compensation. The Chair of the Nominating and Governance Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board. Each of the Nominating and Governance Committee members meets the independence requirements of the New York Stock Exchange.

Social Responsibility and Public Policy Committee.    Pursuant to a written charter, the Social Responsibility and Public Policy Committee, among other things, oversees Kellogg’s social, public policy, political, environmental sustainability, and health trends, issues and concerns, both domestic and foreign. To assist the Board, the Committee, as it deems appropriate, reviews policies, programs and practices, concerning community health and safety, employment and equal opportunity matters, diversity and inclusion, sustainability, corporate responsibility, consumer affairs, public policy, government relations, philanthropic activities and charitable contributions.

Consumer and Shopper Marketing Committee.    Pursuant to a written charter, the Consumer and Shopper Marketing Committee assists the Board by providing advice and counsel on whether Kellogg’s marketing and sales capabilities, strategies, and execution are sufficient to support our global growth objectives. In addition, the Committee serves as a consultant to management and makes recommendations to the Board of Directors, as deemed appropriate, relating to Kellogg’s marketing activity.

Executive Committee.    Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions.

PROPOSAL 1 — ELECTION OF DIRECTORS

For more than 100 years, consumers have counted on Kellogg for great-tasting, high-quality and nutritious foods. Kellogg is the world’s leading producer of cereal, second largest producer of cookies and crackers, and a leading producer of savory snacks and frozen foods. Additional product offerings include toaster pastries, cereal bars, fruit-flavored snacks and veggie foods. Kellogg products are manufactured and marketed globally. As such, we believe that in order for our Board to effectively guide Kellogg to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve Kellogg and our Shareowners, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, and strategy and strategic planning. In addition, the Board must have specific knowledge related to Kellogg’s industry such as, expertise in branded consumer products and consumer dynamics, health and nutrition, international markets, manufacturing and supply chain, marketing, regulatory and government affairs, the retail environment, and sales and distribution.

The Nominating and Governance Committee believes that all Directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Governance Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. The Nominating and Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The Committee seeks a diverse Board that is representative of our global business, Shareowners, consumers, customers, and employees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. The Nominating and Governance Committee also will consider a combination of factors for each director, including (1) the nominee’s ability to represent all Shareowners without a conflict of interest; (2) the nominee’s ability to work in and promote a productive environment; (3) whether the director has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director; (4) whether the nominee has demonstrated the high level of character and integrity that we expect; (5) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company; and (6) the nominee’s ability to apply sound and independent business judgment.

The Nominating and Governance Committee has determined that all of our Directors meet the criteria and qualifications set forth in the Board’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, governance, integrity, leadership, risk management, and the ability to exercise sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of the business and social realities of the global environment in which Kellogg operates, the independence and high performance standards necessary to fulfill its oversight function, and the humility and style to interface openly and constructively with other Directors. Finally, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Kellogg and its Shareowners, and guide the long-term sustainable, dependable performance of Kellogg.

Our amended restated certificate of incorporation and bylaws provide that the Board shall be composed of not less than seven and no more than fifteen Directors divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year.

Four Directors are to be re-elected at the 2013 Annual Meeting to serve for a term ending at the 2016 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently thirteen members of the Board. Ms. Dorothy Johnson is not standing for re-election at the annual meeting because she is retiring from the Board effective at the 2013 Annual Meeting.

The Board recommends that the Shareowners vote “FOR” the following nominees: Gordon Gund, Mary Laschinger, Ann McLaughlin Korologos, and Cynthia Milligan. Each nominee was proposed for re-election by the Nominating and Governance Committee for consideration by the Board and proposal to the Shareowners. In accordance with Kellogg’s Corporate Governance Guidelines, and after considering a variety of special circumstances, the Nominating and Governance Committee recommended and the Board determined that it is in the best interest of Kellogg to re-nominate Mr. Gund and extend his service for one additional term. As our lead director, Mr. Gund plays a critical role on the Board and on a number of our committees. In addition to serving on the Compensation Committee and Consumer and Shopper Marketing Committee, Mr. Gund chairs our Nominating and Governance Committee utilizing his expertise and experience to provide critical oversight and input on important governance areas for Kellogg, including Board composition and nominee selection, that require both institutional and public company experience. In addition, extending Mr. Gund’s term allows leadership continuity for the Board. Due to Mr. Gund’s central role on the Board and in the direction of Kellogg, we believe that his continued service on the Board is in the best interests of Kellogg.

Nominees for Election for a Three-Year Term Expiring at the 2016 Annual Meeting.

GORDON GUND. Mr. Gund, age 73, has served as a Kellogg Director since 1986. He is Chairman and Chief Executive Officer of Gund Investment Corporation, which manages diversified investment activities. He is also a director of Corning Incorporated, where he has most recently been its lead director and chairman of its nominating and corporate governance committee.

Mr. Gund is co-founder and chairman of the Foundation Fighting Blindness, the largest private funder of research to find treatments and cures for the more than 10 million people in the United States and many times that worldwide who are blinded by retinal degenerative diseases. The Foundation has more than 150,000 active volunteers and donors around the country and funds more than 170 research projects around the world.

As a result of these professional and other experiences, Mr. Gund possesses particular knowledge and experience in a variety of areas, including international markets, people management, regulatory and government affairs, social responsibility and reputational issues, and strategy and strategic planning, and has public company board experience (including specific experience in compensation, governance and marketing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

MARY LASCHINGER. Ms. Laschinger, age 52, has served as a Kellogg Director since October 2012. She is Senior Vice President of International Paper and president of its xpedx distribution business. She previously served as President of International Paper’s Europe, Middle East, Africa and Russia business located in Belgium. Prior to that, Ms. Laschinger held various positions in product management and distribution at James River Corporation and Kimberly-Clark Corporation.

As a result of these professional and other experiences, Ms. Laschinger possesses particular knowledge and experience in a variety of areas (including branded consumer products and consumer dynamics, international markets, manufacturing and supply chain, people management, and sales and distribution oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

ANN MCLAUGHLIN KOROLOGOS. Ms. McLaughlin Korologos, age 71, has served as a Kellogg Director since 1989. She served as Chairman of the Board of Trustees of RAND Corporation from April 2004 to April 2009. She is Chairman Emeritus of The Aspen Institute, a nonprofit organization, and is a former U.S. Secretary of Labor. She is a director of Host Hotels & Resorts, Inc., Harman International Industries, Inc. and Vulcan Materials Company, and within the past five years, has also served as a director of Microsoft Corporation and Fannie Mae. While Ms. Korologos is also a director of AMR Corporation (and its subsidiary, American

Airlines), she will be retiring from the board of AMR Corporation and American Airlines when the transaction with US Airways Group, Inc. is consummated, which is expected to occur in the third quarter of 2013.

As a result of these professional and other experiences, Ms. Korologos possesses particular knowledge and experience in a variety of areas, including health and nutrition, international markets, marketing, regulatory and government affairs, and social responsibility and reputational issues, and has public company board experience (including specific experience in audit, compensation, diversity, governance, and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

CYNTHIA MILLIGAN. Ms. Milligan, age 66, has served as a Kellogg Director since February 2013. She served as Dean of the College of Business Administration at the University of Nebraska-Lincoln, located in Lincoln, Nebraska, from June 1998 until May 2009, when she was named Dean Emeritus of the College of Business Administration. Before joining the University of Nebraska, Ms. Milligan served as president of Cynthia Milligan & Associates, and before that was a senior partner of a law firm in Lincoln, Nebraska. Ms. Milligan is a director of Wells Fargo & Company, Raven Industries, Inc., and 18 Calvert-sponsored mutual funds. She has also served as a member of the board of trustees of W.K. Kellogg Foundation since January 1999. She was Director of Banking and Finance for the State of Nebraska from 1987 until 1991, and she served as a director, Omaha Branch, of the Kansas City Federal Reserve from 2002 to 2007.

As a result of these professional and other experiences, Ms. Milligan possesses particular knowledge and experience in a variety of areas, including, regulatory and government affairs, accounting and financial acumen, people management, leadership and administration, social responsibility and reputational issues, and public company board experience (including specific experience in credit, risk, governance, and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

Continuing Directors to Serve Until the 2015 Annual Meeting.

BENJAMIN CARSON. Dr. Carson, age 61, has served as a Kellogg Director since 1997. He is Professor and Director of Pediatric Neurosurgery, The Johns Hopkins Medical Institutions, a position he has held since 1984, as well as Professor of Oncology, Plastic Surgery, Pediatrics and Neurosurgery at The Johns Hopkins Medical Institutions. Dr. Carson is also an accomplished author and frequent speaker on a variety of topics, including pediatric neurology, motivation and self-help for children, and community involvement. Dr. Carson is a director of Costco Wholesale Corporation.

As a result of these professional and other experiences, Dr. Carson possesses particular knowledge and experience in a variety of areas, including crisis management, health and nutrition, regulatory and government affairs, the retail environment, and social responsibility and reputational issues, and provides diversity of background and viewpoint by virtue of his academic record. Dr. Carson has public company board experience (including specific experience in compensation, governance, marketing and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

JOHN DILLON. Mr. Dillon, age 74, has served as a Kellogg Director since 2000. He is Senior Advisor of Evercore Partners. He retired in October 2003 as Chairman of the Board and Chief Executive Officer of International Paper Company, a position he held since 1996, and retired as Chairman of the Business Roundtable in June 2003. He is a director of Progressive Waste Solutions, Ltd., and within the past five years, he has also served as a director of Caterpillar Inc. and E. I. du Pont de Nemours and Company.

As a result of these professional and other experiences, Mr. Dillon has been determined to be an ‘Audit Committee Financial Expert’ under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, international markets, manufacturing and supply chain, sales and distribution, and strategy and strategic planning, and has public company board experience (including specific experience in auditing, compensation, governance, and manufacturing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

JIM JENNESS. Mr. Jenness, age 66, has been Kellogg Chairman since February 2005 and has served as a Kellogg Director since 2000. He was our Chief Executive Officer from February 2005 through December 30,

2006, and Chief Executive Officer of Integrated Merchandising Systems, LLC, a leader in outsource management of retail promotion and branded merchandising, from 1997 to December 2004. Before joining Integrated Merchandising Systems, Mr. Jenness served as Vice Chairman and Chief Operating Officer of the Leo Burnett Company from 1996 to 1997 and, before that, as Global Vice Chairman North America and Latin America from 1993 to 1996. He has also been a trustee of the W. K. Kellogg Foundation Trust since 2005, and is lead director of Kimberly-Clark Corporation.

As a result of these professional and other experiences, Mr. Jenness possesses particular knowledge and experience in a variety of areas, including branded consumer products and consumer dynamics, health and nutrition, marketing, people management, regulatory and government affairs, strategy and strategic planning, and has public company board experience (including specific experience in compensation oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

DON KNAUSS. Mr. Knauss, age 62, has served as a Kellogg Director since December 2007. Mr. Knauss was elected Chairman and Chief Executive Officer of The Clorox Company in October 2006. He was executive vice president of The Coca-Cola Company and president and chief operating officer for Coca-Cola North America from February 2004 until August 2006. Previously, he was president of the Retail Division of Coca-Cola North America from January 2003 through February 2004 and president and chief executive officer of The Minute Maid Company, a division of The Coca-Cola Company, from January 2000 until January 2003 and President of Coca-Cola Southern Africa from March 1998 until January 2000. Prior to that, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble, and served as an officer in the United States Marine Corps. Mr. Knauss is a director of URS Corporation.

As a result of these professional and other experiences, Mr. Knauss has been determined to be an ‘Audit Committee Financial Expert’ under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, branded consumer products and consumer dynamics, manufacturing and supply chain, the retail environment, and sales and distribution, and has public company board experience (including specific experience in auditing, manufacturing, and marketing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

Continuing Directors to Serve Until the 2014 Annual Meeting.

JOHN BRYANT. Mr. Bryant, age 47, has served as a Kellogg Director since July 2010. In January 2011, he was appointed President and Chief Executive Officer after having served as our Executive Vice President and Chief Operating Officer since August 2008. Mr. Bryant joined Kellogg in March 1998, and was promoted during the next eight years to a number of key financial and executive leadership roles. He was appointed Executive Vice President and Chief Financial Officer, Kellogg Company, President, Kellogg International in December 2006. In July 2007, Mr. Bryant was appointed Executive Vice President and Chief Financial Officer, Kellogg Company, President, Kellogg North America and in August 2008, he was appointed Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Bryant served as Chief Financial Officer through December 2009.

As a result of these professional and other experiences, Mr. Bryant possesses particular knowledge and experience in a variety of areas, including accounting and finance, branded consumer products and consumer dynamics, crisis management, health and nutrition, international markets, marketing, people management, the retail environment, strategy and strategic planning, and has public company board experience that strengthens the Board’s collective knowledge, capabilities and experience.

ROGELIO REBOLLEDO. Mr. Rebolledo, age 68, has served as a Kellogg Director since October 2008. In 2007, Mr. Rebolledo retired from his position as chairman of PBG Mexico, the Mexican operations of Pepsi Bottling Group, Inc. He began his 30-year career with PepsiCo Inc. at Sabritas, the salty snack food unit of Frito-Lay International in Mexico. He was responsible for the development of the international Frito-Lay business, first in Latin America and then in Asia and Europe. From 2001 to 2003, he was president and chief executive officer of Frito-Lay International. He also served as president and chief executive officer of Pepsi Bottling Group’s Mexico operations from January 2004 until being named chairman. Mr. Rebolledo is a director of The Clorox Company, and within the past five years, Mr. Rebolledo has also served as a director of Best Buy Co., Inc., The Pepsi Bottling Group, Applebees Inc. and Grupo ALFA.

As a result of these professional and other experiences, Mr. Rebolledo has been determined to be an ‘Audit Committee Financial Expert’ under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, international markets, manufacturing and supply chain, marketing, the retail environment, and sales and distribution, and has public company board experience (including specific experience in auditing, compensation, and marketing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

STERLING SPEIRN. Mr. Speirn, age 65, has served as a Kellogg Director since March 2007. He is President and Chief Executive Officer of the W. K. Kellogg Foundation. He is also a trustee of the W. K. Kellogg Foundation Trust. Prior to joining the W. K. Kellogg Foundation in January 2006, he was President of Peninsula Community Foundation from November 1992 through 2005 and served as a director of the Center for Venture Philanthropy, which he co-founded in 1999.

As a result of these professional and other experiences, Mr. Speirn possesses particular knowledge and experience in a variety of areas, including crisis management, health and nutrition, people management, regulatory and government affairs, social responsibility and reputational issues, and strategy and strategic planning and has public company board experience (including specific experience in manufacturing, marketing, and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

JOHN ZABRISKIE. Dr. Zabriskie, age 73, has served as a Kellogg Director since 1995. He is also co-founder and Director of PureTech Ventures, LLC, a firm that co-founds life science companies. In 1999, he retired as Chief Executive Officer of NEN Life Science Products, Inc., a position he had held since 1997. From November 1995 to January 1997, Dr. Zabriskie served as President and Chief Executive Officer of Pharmacia & Upjohn, Inc. Dr. Zabriskie is a director of Array Biopharma, Inc. and ARCA biopharma, Inc.

As a result of these professional and other experiences, Dr. Zabriskie has been determined to be an ‘Audit Committee Financial Expert’ under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, crisis management, health and nutrition, manufacturing and supply chain, and sales and distribution, and has public company board experience (including specific experience in audit, compensation, governance, and manufacturing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

2012 DIRECTOR COMPENSATION AND BENEFITS

Only non-employee Directors receive compensation for their services as Directors. For information about the compensation of Mr. Bryant, refer to “Executive Compensation” beginning on page 40. Because Mr. Jenness, our Chairman of the Board, is not a named executive officer, we have included the compensation he receives as a Kellogg employee in the Directors’ Compensation Table.

Our 2012 compensation for non-employee Directors was comprised of annual retainers and equity-based grants to further align with shareowners. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted at the median of our peer group. Refer to “Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our peer group. The Nominating and Governance Committee reviews our Director compensation program on an annual basis with Frederic W. Cook, the independent compensation consultant, including the competitiveness and appropriateness of the program. Although the Nominating and Governance Committee conducts this review on an annual basis, its general practice is to consider adjustments to Director compensation every other year.

Our compensation is also designed to create alignment between our Directors and our Shareowners through the use of equity-based grants. In 2012, approximately two-thirds of non-employee Director pay was in equity and approximately one-third in cash. Actual annual pay varies somewhat among non-employee Directors based primarily on committee chair responsibilities.

Mr. Jenness, our executive Chairman of the Board received compensation in 2012 of approximately $800,000, which is comprised of the same long-term incentives granted to non-employee Directors (2,788 shares of restricted stock) with the balance paid in cash over the year. Mr. Jenness received this equity grant on the same day the annual long-term incentives were granted to the non-employee Directors. The shares of restricted stock vested at the time of the grant, but, similar to the other Directors, Mr. Jenness must hold the shares as long as he is a Kellogg Director. The Board, following a review by the independent compensation consultant, determined the total compensation amount for Mr. Jenness to be reasonable and competitive.

Compensation as of December 29, 2012 for non-employee Directors consisted of the following:

Type of Compensation	Amount
Annual Cash Retainer(1)	$88,000
Annual Stock Awards Retainer	2,788 shares
Annual Retainer for Committee Chair:
Audit Committee	$17,500
Compensation Committee	$12,500
All Other Committees	$10,000

(1)	The annual cash retainer is paid in quarterly installments.

Stock Awards.    Stock awards are granted in early May and for non-employee Directors are automatically deferred pursuant to the Kellogg Company Grantor Trust for Non-Employee Directors. Under the terms of the Grantor Trust, shares are available to a Director only upon termination of service on the Board.

Business Expenses.    Kellogg pays for the business expenses related to Directors attending Kellogg meetings, including room, meals and transportation to and from Board and Committee meetings. On rare occasions, a Director’s spouse accompanies a Director when traveling on Kellogg business. At times, a Director travels to and from Kellogg meetings on Kellogg corporate aircraft. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.

Director and Officer Liability Insurance and Travel Accident Insurance.    Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not break out the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on Kellogg corporate aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellogg corporate aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.

Elective Deferral Program.    Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may each year irrevocably elect to defer all or a portion of their Board annual cash retainer payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating Director. A participant’s account balance is paid in cash or stock, at the election of the Director, upon termination of service as a Director. The balance is paid in a lump sum or over a period from one to ten years at the election of the Director and the unpaid account balance accrues interest annually at the prime rate in effect when the termination of service occurred.

Minimum Stock Ownership Requirement.    All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer ($440,000 — five times the $88,000 retainer) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 29, 2012, all of the non-employee Directors exceeded or were on track to meet this requirement. Mr. Bryant and Mr. Jenness are expected to comply with the stock ownership guidelines described in “Compensation Discussion and Analysis — Executive Compensation Policies — Executive Stock Ownership Guidelines.”

Kellogg Matching Grant Program.    Directors are eligible to participate in our Corporate Citizenship Fund Matching Grant Program, which is also available to all of our active, full-time U.S. employees. Under this program, our Corporate Citizenship Fund matched 100 percent of donations made to eligible organizations up to a maximum of $10,000 per calendar year for each individual. These limits apply to both employees and Directors. Effective June 30, 2013, the program will be discontinued, and financial support of the program will be phased out during 2013.

Discontinued Program.    Prior to December 1995, we had a Director’s Charitable Awards Program pursuant to which each Director could name up to four organizations to which Kellogg would contribute an aggregate of $1 million upon the death of the Director. In 1995, the Board discontinued this program for Directors first elected after December 1995. In 2012, the following Directors continued to be eligible to participate in this program: Mr. Gund, Ms. McLaughlin Korologos and Dr. Zabriskie. We funded the cost of this program for two out of the three eligible Directors through the purchase of insurance policies prior to 2008. We will make cash payments in the future under this program if insurance proceeds are not available at the time of the Director’s death. There were no cash payments made in 2012 with respect to this program; however, in 2012, we recognized nonpension postretirement benefits expense associated with this obligation as follows: Mr. Gund — $22,402, Ms. McLaughlin Korologos — $19,917 and Dr. Zabriskie — $22,958. These benefits are not reflected in the Directors’ Compensation Table.

DIRECTORS’ COMPENSATION TABLE

The individual components of the total compensation calculation reflected in the table below are as follows:

Fees and Retainers.    The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in 2012. For Mr. Jenness, the amount represents his annual cash compensation as executive Chairman of the Board.

Stock Awards.    The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, and, for non-employee Directors, the shares are placed in the Kellogg Company Grantor Trust for Non-Employee Directors. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

All Other Compensation.    Perquisites and other compensation are limited in scope and for non-employee Directors are comprised of charitable matching contributions made under our Corporate Citizenship Fund Matching Grant Program, a broad-based program at Kellogg. Effective June 30, 2013, the program will be discontinued, and financial support of the program will be phased out during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(7)	Total ($)
Benjamin Carson Sr.	88,000	140,989	—	—	—		—	228,989
John Dillon	100,500	140,989	—	—	—		10,000	251,489
Gordon Gund	98,000	140,989	—	—	—		10,000	248,989
Jim Jenness	658,996	140,989	—	—	114,014	(8)	161,099	1,075,098
Dorothy Johnson	98,000	140,989	—	—	—		10,000	248,989
Donald Knauss	98,000	140,989	—	—	—		10,000	248,989
Mary Laschinger(9)	23,435	75,338	—	—	—		—	98,773
Ann McLaughlin Korologos	88,000	140,989	—	—	—		6,250	235,239
Rogelio Rebolledo	98,000	140,989	—	—	—		—	238,989
Sterling Speirn	88,000	140,989	—	—	—		4,500	233,489
Robert Steele(10)	0	0	—	—	—		—	0
John Zabriskie	105,500	140,989	—	—	—		—	246,489

(1)	The aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director, including annual board and committee chair retainer fees, in each case before deferrals. For Mr. Jenness, represents the annual cash compensation paid as executive Chairman of the Board.

(2)	Other than for Mr. Jenness, the amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 2,788 deferred shares of common stock. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. As of December 29, 2012, none of our non-employee Directors were deemed to have outstanding restricted stock awards, because all of those awards vested in prior years. The number of shares of common stock held by each of our Directors is shown under “Officer and Director Stock Ownership” on page 6 of this proxy statement.

(3)	For Mr. Jenness, the amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 2,788 shares of restricted stock. The shares of restricted stock vested at the time of the grant, but Mr. Jenness must hold the after-tax shares as long as he is a Kellogg Director. The total number of shares of common stock held by Mr. Jenness is shown under “Officer and Director Stock Ownership” on page 6 of this proxy statement.

(4)	As of December 29, 2012, these Directors had the following stock options outstanding: Benjamin Carson 25,000 options; John Dillon 25,000 options; Gordon Gund 28,033 options; Jim Jenness 431,410 options; Dorothy Johnson 25,000 options; Don Knauss 6,931 options; Ann McLaughlin Korologos 25,000 options; Rogelio Rebolledo 2,534 options; Sterling Speirn 5,781 options; and John Zabriskie 25,000 options. The number of stock options held by our Directors is a function of years of Board service and the timing of exercise of vested awards. These options were granted in previous years as a component of the non-employee directors’ annual compensation. In December 2008, the Board decided to stop granting stock options to non-employee Directors.

(5)	Kellogg does not have a non-equity incentive plan for non-employee Directors.

(6)	Kellogg does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.

(7)	Represents charitable matching contributions made under our Corporate Citizenship Fund Matching Grant Program: John Dillon $10,000; Gordon Gund $10,000; Jim Jenness $5,000; Dorothy Johnson $10,000; Don Knauss $10,000; Ann McLaughlin Korologos $6,250; and Sterling Speirn $4,500. For Mr. Jenness, this amount also represents Kellogg contributions to our Savings & Investment Plan and Restoration Plan ($26,360), the annual cost of the Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees) ($129,679), and physical health exams ($60).

(8)	As Chairman, Mr. Jenness is covered as an employee by our U.S. Pension Plans provided to other U.S.-based NEOs. Mr. Jenness is entitled to a lump sum pension benefit from Kellogg that was scheduled to begin on January 1, 2008 (which we refer to as the election date), however, Mr. Jenness continued as an employee beyond that date. The benefit is payable after the termination of his employment from Kellogg as a result of Section 409A of the Internal Revenue Code. Therefore, Mr. Jenness does not receive any further benefit other than interest credited to his January 1, 2008 benefit from that date until the date of actual commencement. In accordance with our Pension Plans, the pension benefit (stated as a single life annuity of $155,167) was converted to a lump sum amount using the PBGC interest rate in effect in October 2007. The lump sum accrues interest at the 30-year treasury rate from the election date. If Mr. Jenness’ employment is terminated by us for cause, he will not be entitled to a pension payment. The increase represents the interest earned as of December 29, 2012.

(9)	Ms. Laschinger was elected as a Director on October 26, 2012.

(10)	Mr. Steele resigned as a Director on January 16, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction.    This discussion and analysis provides information regarding the compensation program in place for our CEO, CFO, and the three other most highly-compensated executive officers. In this proxy statement, we refer to our CEO, CFO and the other three individuals as our “Named Executive Officers” or “NEOs.”

In order to present Kellogg’s executive compensation program in a simple and understandable manner, the Compensation Discussion and Analysis has been organized into the following sections:

I.	Executive Summary – an overview of our compensation program and key 2012 compensation highlights.

II.	Core Principles – the fundamental tenets upon which our compensation program is built, such as pay for performance.

III.	Compensation Approach – the process used to develop plan design, set compensation, and verify that actual pay is consistent with our Core Principles.

IV.	Compensation Plans and Design – the elements of the compensation program and 2012 pay.

V.	Compensation Policies – key policies that govern the operation of the plans.

It is important to read this section in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 40 of this proxy statement.

I. Executive Summary.    This executive summary highlights core principles of our compensation program, the approach followed by the Compensation Committee, and a 2012 overview.

Core Principles.    We operate in a robust and challenging industry, where competitive compensation is important. We believe that our executive compensation program for our NEOs should be designed to (a) provide a competitive level of total compensation necessary to attract and retain talented and experienced executives; (b) appropriately motivate them to contribute to our short- and long-term success; and (c) help drive long-term total return for our Shareowners. Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Mitigating Risk. A detailed description of these principles is included in this Compensation Discussion and Analysis, and the following is a brief overview of each.

Pay for Performance.    Our compensation program is designed to have a significant portion of an NEO’s actual pay linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive, three-year executive performance and stock option plans, and by limiting perquisites.

Shareowner Alignment.    We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having a significant portion of an NEO’s target compensation stock-based, and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our Compensation Committee reviews ‘total shareowner return’ as a key financial metric when reviewing performance to verify our pay for performance connection.

Values-Based.    Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.

Mitigating Risk.    Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.

Compensation Approach.    The approach utilized by the Compensation Committee is a key feature that ensures that actual compensation and plan design are consistent with the Core Principles. Our compensation approach is a multi-step process based on (a) independent decision-making, (b) utilizing peer group data to appropriately target compensation levels, (c) targeting compensation at the 50th percentile of the peer group, (d) following a consistent, rigorous target setting process, and (e) utilizing verification tools to ensure appropriate decisions are being made.

Overview.    In 2012, the Compensation Committee took the following actions:

•

Annual Incentive Plan (AIP) Corporate Payouts Below Target (Pay for Performance). Based on Kellogg’s corporate targets, established when the plan was adopted, and actual 2012 performance, the Compensation Committee determined that a below target payout (66% of the AIP target) would be made to our NEOs for 2012 corporate performance, before taking individual performance into consideration.

•

Additional Metrics for AIP Payouts (Values-Based, Mitigating Risk). For 2012, the Compensation Committee approved adding to Kellogg’s AIP program key operational metrics relating to safety (food and people) and diversity and inclusion. For the NEOs, 10% of the 2012 AIP Payout was subject to performance on these metrics, further driving key performance indicators and mitigating risk relating to Kellogg’s business.

•

No 2010-2012 Executive Performance Plan (EPP) Payouts to NEOs (Pay for Performance). Kellogg’s actual 2010 through 2012 performance was below targets set for purposes of Section 162(m) of the Internal Revenue Code when the plan was adopted. As a result, Kellogg did not make an EPP payout to any of the NEOs.

•

Advisory Resolution to Approve Executive Compensation (Shareowner Alignment). When setting compensation, and in determining compensation policies and practices, the Compensation Committee took into account the results on the 2012 Shareowner advisory resolution to approve executive compensation. At the 2012 Annual Shareowners’ Meeting, approximately 97% of votes cast approved Kellogg’s compensation program for our NEOs. The Compensation Committee took these results into account by continuing to emphasize the Core Principles underlying Kellogg’s executive compensation program.

•

Compensation Risk Assessment (Mitigating Risk). In 2012, the Compensation Committee reviewed compensation design features considered to encourage excessive risk taking and Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Compensation Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.

•

Independent Compensation Consultant (Compensation Approach). The Compensation Committee engaged Cook & Co. as its independent compensation consultant in 2012. Kellogg’s policy requires that the compensation consultant not provide any consulting or other services to Kellogg or its executive officers other than the work performed on behalf of the Compensation Committee or the Board. Cook & Co. has been engaged by the Compensation Committee since spring 2010.

II. Core Principles.    Our compensation program is based on the following core principles—each of which is more fully described below.

•	Pay for Performance,

•	Shareowner Alignment,

•	Values-Based, and

•	Mitigating Risk.

Pay for Performance.    The fundamental principle underlying our compensation programs is pay for performance. That is, linking the amount of actual pay to the performance of Kellogg and each NEO.

We accomplish this in several ways, including ensuring that target pay levels are market based, utilizing “performance-based” pay, and limiting perquisites (each of which is more fully described below). The 2012 fiscal year was challenging for Kellogg. For the full year 2012, our reported net sales, which includes the impact of the operating results of the Pringles business since the acquisition on May 31, 2012, increased by 7.6% and internal net sales increased by 2.5%, in line with our expectations. Reported operating profit, which includes the impact of an accounting change (relating to recognition of expense for our pension and post-retirement benefit plans), the operating results of the Pringles business, and transaction and integration costs related to the acquisition of Pringles, increased by 9.5%. Underlying operating profit declined by 5.7%, in line with our expectations, and was unfavorably impacted by anticipated cost inflation, the impact of the third quarter’s limited recall, and increased brand-building investment. Diluted earnings per share (EPS) of $2.67 was up 12.2% compared to the prior year EPS of $2.38. Underlying EPS of $3.52 was in line with our expectations. That performance is reflected in the fact that our NEOs, before consideration for individual performance, received a below target payout (66% of the target) under the 2012 AIP and no payout under the 2010-2012 EPP.

Market Driven Compensation.    All components of our executive compensation package are targeted at the 50th percentile of our compensation peer group to ensure that our executives are appropriately compensated, and we are able to recruit and retain the right talent for the organization. Actual compensation ranges above or below the 50th percentile of our compensation peer group based on performance against pre-determined goals are designed to drive sustainable results and increase Shareowner value.

Performance-based Compensation.    A significant portion of our NEOs’ target compensation is “performance-based” pay tied to both short-term performance (Annual Incentive Plan awards) and long-term performance (Executive Performance Plan awards and stock options). These awards link pay amounts to our level of performance with respect to achieving our strategic and operational goals. As employees assume greater responsibility, a larger portion of their total compensation is performance based. In other words, the more senior the executive, the greater percentage of their pay is performance based. For our CEO, 88% of 2012 target compensation (salary, annual incentives and long-term incentives) was comprised of performance-based incentives.

Performance-Based Compensation

The chart above highlights for each NEO the percentage contribution of each element of the 2012 target compensation. The chart demonstrates how base salary (fixed component) contributes less for the CEO from a percentage standpoint than the other NEOs. One result of this structure is that, generally speaking, the difference between actual total compensation for the CEO as compared to that of the other NEOs will be greater the better Kellogg performs.

Limited Perquisites.    To further ensure pay for performance, executives receive limited perquisites, as shown on page 36. For additional information about perquisites, refer to “Executive Compensation — Summary Compensation Table — footnote ‘f’.”

Shareowner Alignment.    Aligning the interests of our executives with Shareowners is an important way to drive behaviors that will generate long-term Shareowner value. We align these interests by using equity awards that have a long-term focus and by maintaining robust stock ownership guidelines (each of which is more fully described below). Equity-based incentives are an effective method of facilitating stock ownership and further aligning the interests of executives with those of our Shareowners. Consequently, a significant portion of our NEOs’ total target compensation is comprised of equity-based incentives (69% for CEO).

Longer-Term Focus.    Our Executive Performance Plan is a stock-based, pay for performance, multi-year incentive plan intended to focus senior management on achieving critical operational goals over three-year periods. These goals are tied to key financial measures (such as internal net sales growth and internal operating profit growth), which, if achieved, are drivers of Shareowner value. In addition, stock options granted in 2012 vest in three equal annual installments in 2013, 2014, and 2015, and are exercisable until the 10th anniversary of the grant date.

Stock Ownership Guidelines.    Kellogg has established robust share ownership guidelines to strengthen the ongoing and continued link between the interests of NEOs and Shareowners. The CEO is expected to own shares equal to at least six times annual base salary. Each of the other NEOs is expected to own shares equal to at least three times his annual base salary. Each of our NEOs currently exceeds or is on track to meet his ownership guideline.

Values-Based.    Kellogg’s compensation program is designed to reward an executive’s performance and contribution to Kellogg’s objectives. And each NEO is evaluated on their specific contributions, as well as the behaviors they exhibit as they drive results. In other words, our compensation is linked to “what” each NEO contributes as well as “how” an NEO makes those contributions. The shared behaviors (what we call our “K Values”) that Kellogg expects from its NEOs and believes are essential to achieving long-term dependable and sustainable growth and increased value for Shareowners are as follows:

•	Acting with integrity and showing respect;

•	Being accountable for our actions and results;

•	Being passionate about our business, our brands and our food;

•	Having the humility and hunger to learn;

•	Striving for simplicity; and

•	Loving success.

Mitigating Risk.    The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. Kellogg’s compensation program mitigates risk by balancing short-term and rolling multi-year incentives using various financial metrics to ensure the business grows in a balanced manner. In addition, the use of clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.

Clawback Policies.    We maintain clawback provisions relating to our Annual Incentive Plan, stock options, and Executive Performance Plan programs. The provisions allow Kellogg to recoup performance-based gains by executive officers (and other program participants) for violations of Kellogg policy or misconduct causing a financial restatement.

III. Compensation Approach.    Our compensation approach is based on (1) independent decision making, (2) utilizing peer group data to appropriately target compensation levels, (3) targeting compensation at the 50th percentile of the peer group, (4) following a consistent, rigorous target setting process, and (5) utilizing verification tools to ensure appropriate decisions are being made. Each is described more fully below.

Independence.    Our Compensation Committee is responsible for administering the compensation program for executive officers of Kellogg. The members of the Compensation Committee are fully independent. None of the Compensation Committee members are current or former employees of Kellogg, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation Committee.” In addition, the Compensation Committee has utilized an independent compensation consultant for many years, and engaged Cook & Co. as its independent compensation consultant for 2012. Cook & Co. has been engaged by the Compensation Committee since spring 2010.

Cook & Co. works directly for the Compensation Committee, and, pursuant to Company policy, is prohibited from providing any consulting or other services to Kellogg or our executive officers other than the work performed on behalf of the Compensation Committee or the Board. The Committee has considered the independence of Cook & Co. in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Cook & Co. addressing the independence of Cook & Co. and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by Cook & Co., (ii) fees paid by us as a percentage of Cook & Co.’s total revenue, (iii) policies or procedures of Cook & Co. that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Cook & Co. and its senior advisor involved in the engagement did not raise any conflict of interest.

Peer Group.    We benchmark ourselves against comparable companies (our “compensation peer group”) to ensure that our executive officer compensation is competitive in the marketplace. The Compensation Committee uses peer group data to benchmark our compensation with respect to base salary, target annual and long-term incentives and total compensation. For 2012, our compensation peer group was comprised of the following branded consumer products companies:

Campbell Soup Co.	General Mills, Inc.	McDonald’s Corp.
Clorox Co.	The Hershey Co.	NIKE, Inc.
The Coca-Cola Co.	H.J. Heinz Co.	PepsiCo Inc.
Colgate-Palmolive Co.	Hormel Foods Corp.	Sara Lee Corporation*
ConAgra Foods, Inc.	Kimberly-Clark Corporation	Whirlpool Corp.
Dr. Pepper Snapple Group Inc.	Kraft Foods Inc.*	Yum! Brands, Inc.
Estee Lauder Companies, Inc.	Mattel, Inc.

*	Our 2013 peer group was impacted by recent corporate transactions at these companies, described more fully below.

The compensation committee determines the compensation peer group taking into account input from the independent compensation consultant. Our independent compensation consultant’s viewpoints are based on objective screening criteria for a variety of factors. The Compensation Committee considers a variety of criteria to determine our peer group, including companies that (i) are in the same or similar lines of business,

(ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider Kellogg a peer, (v) ISS considers Kellogg’s peers, and (vi) are within a reasonable range in terms of percentile rank of Kellogg for key financial metrics such as revenue, pre-tax income, total assets, total equity, total employees, market capitalization, and composite percentile rank.

For 2013, our compensation peer group was changed due to two significant corporate transactions occurring during 2012. First, former Kraft Foods Inc. was replaced with its two successor entities, Kraft Foods Group and Mondelēz International. Second, Sara Lee, which is now named Hillshire Brands, was removed from the group due to no longer meeting our objective size screening criteria. These changes continue to position Kellogg in the median range of the comparison companies in various measures of company size. We believe that our compensation peer group is representative of the market in which we compete for talent. The size of the group has been established so as to provide sufficient benchmarking data across the range of senior positions in Kellogg. Our compensation peer group companies were chosen because of their leadership positions in branded consumer products and their overall relevance to Kellogg. The quality of these organizations has allowed Kellogg to maintain a high level of continuity in the peer group, providing a consistent measure for benchmarking compensation.

The composition of our compensation peer group has changed over time based on market events such as mergers and other business combinations. Consequently, the Compensation Committee periodically reviews the compensation peer group to confirm that it continues to be an appropriate benchmark for our program.

50th Percentile.    All components of our executive compensation package are targeted at the 50th percentile of our compensation peer group. We believe targeting the 50th percentile allows Kellogg to recruit the best talent for the organization, while providing a good balance between paying for performance and controlling our compensation expense. Once we set compensation at the 50th percentile, actual pay will depend largely upon Kellogg’s performance versus our performance peer group. Again, the design drives pay for performance. Our 2012 “performance peer group” consists of food companies in the broader compensation peer group (Campbell Soup Co., ConAgra Foods, Inc., General Mills, Inc., H.J. Heinz Co., The Hershey Co., Kraft Foods, Inc., PepsiCo Inc. and Sara Lee Corporation), plus Unilever N.V. and Nestlé S.A. The performance peer companies were chosen because they most closely compete with Kellogg in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges.

Process.    Each year, the Compensation Committee follows a consistent, rigorous process to determine compensation for the NEOs and other senior executives. The following process occurs during several meetings over several months.

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The independent compensation consultant presents the Compensation Committee with relevant compensation information such as a market assessment, peer group benchmarking data, information about other relevant market practices, and emerging trends.

•	The independent consultant makes recommendations to the Compensation Committee regarding target levels for total compensation and each pay element for each NEO.

•	The CEO makes recommendations to the Compensation Committee regarding the performance and compensation for each NEO (other than himself).

•	The Compensation Committee reviews the information provided by the independent compensation consultant and the compensation recommendations at regular meeting and in Executive Session.

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Based on its review of peer group information, individual performance, input from the independent compensation consultant and other factors, the Compensation Committee makes recommendations to the full Board regarding the compensation for the CEO and the other NEOs.

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The independent members of the Board, meeting in executive session, determine the compensation of the CEO. The full Board determines the compensation of the other NEOs (unless an NEO is also a Director in which case the NEO abstains from the determination of their own compensation).

Verification Tools.    The Compensation Committee utilizes several tools to help verify that the design of our program is consistent with our Core Principles and that the amount of compensation is within appropriate competitive parameters. For example, each year, the Compensation Committee reviews “pay tallies”, which includes a detailed analysis of each NEO’s target and actual annual cash compensation, equity awards, retirement benefits, perquisites, change-in-control and severance payments. The Compensation Committee also reviews wealth accumulation, which includes the projected value of each NEO’s current and expected equity awards and retirement benefits. This analysis describes the amount of compensation each NEO has accumulated to date. In connection with this review, no unintended consequences of the compensation program design were discovered. In addition, the Compensation Committee concluded that the total compensation of the NEOs aligns pay with performance and is appropriate and reasonable. In addition, our Compensation Committee uses a key financial metric, total shareowner return, as a tool to verify our pay for performance connection.

IV. Compensation Plans and Design.    NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the AIP. Long-term incentives consist of stock option grants and three-year EPP.

Total Compensation.    The target for total compensation and each element of total compensation is the 50th percentile of our compensation peer group. In setting the compensation for each NEO, the Compensation Committee considers individual performance, experience in the role and contributions to achieving our business strategy. We apply the same Core Principles and Compensation Approach in determining the compensation for all of our NEOs, including the CEO. The Compensation Committee also exercises appropriate business judgment in how it applies the standard approaches to the facts and circumstances associated with each NEO.

At the time we set compensation, actual compensation percentiles for the preceding fiscal year are not available. So, we are unable to compare actual to target compensation on a percentile basis for our NEOs because of timing. The companies in our compensation peer group do not all report actual compensation on the same twelve month basis. Even if this information were available we do not believe it would provide Shareowners with a fair understanding of our executive compensation program because actual compensation can be impacted by a variety of factors, including changes in stock prices, company performance and vesting of retirement benefits.

Key elements of our 2012 NEO compensation program are as follows.

Element	Purpose	Characteristics

Base Salaries	Compensates executives for their level of responsibility and sustained individual performance. Also, helps attract and retain strong talent.	Fixed component; evaluated annually

Annual Incentives (AIP)	Promotes achieving our annual corporate and business unit financial goals, as well as people safety, food safety and diversity and inclusion.	Performance-based cash opportunity; amount varies based on company and business results, and individual performance.

Long-Term Incentives (EPP and Options)	Promotes (a) achieving our long-term corporate financial goals through the Executive Performance Plan and (b) stock price appreciation through stock options.	Performance-based equity opportunity; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.

Retirement Plans	Provides an appropriate level of replacement income upon retirement. Also, provides an incentive for a long-term career with Kellogg, which is a key objective.	Fixed component; however, contributions tied to pay vary based on performance.

Post-Termination Compensation	Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated under certain circumstances.

Base Salaries.    Base salaries for NEOs are targeted at the 50th percentile of the compensation peer group, and are set based on an NEO’s experience, proficiency, and sustained performance in role. The Compensation Committee judged each NEO’s base salary for 2012 to be appropriately positioned relative to the 50th percentile based on this analysis. Annually, the Compensation Committee evaluates whether to award base salary merit increases, including considering changes in an NEO’s role and/or responsibility. In 2012, the Compensation Committee increased Mr. Bryant’s salary by 7.7% to bring his salary more in line with the 50th percentile consistent with his experience and performance.

Annual Incentives.    Annual incentive awards to the NEOs are paid under the terms of the Kellogg Senior Executive Annual Incentive Plan (“AIP”), which was approved by the Shareowners and is administered by the Compensation Committee. Awards granted to NEOs under the terms of the AIP are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee uses a judgment-based methodology in exercising negative discretion to determine the actual payout for each NEO in accordance with Section 162(m). As part of this methodology, at the beginning of fiscal 2012, the Compensation Committee established for each NEO annual incentive opportunities as a percentage of an executive’s base salary (“AIP Target”). The AIP targets for each NEO are based on the 50th percentile of the compensation peer group.

Each year, the Compensation Committee sets performance ranges (which we refer to as “bandwidths”) centered on targets for underlying operating profit, internal net sales, and cash flow to help determine what percentage of the AIP Target would be paid out to each NEO. The targets and bandwidths are based on our operating plan for the fiscal year and are designed to achieve our objectives for sustainable, dependable growth. Targets are then compared with the forecasted performance of the performance peer group to ensure that our operating plan targets are reasonable and sufficiently challenging relative to the forecasted performance for the performance peer group. Operating plan targets generally fall within the median forecasted performance for the performance peer group with the maximum and minimum of the bandwidth falling within the top and bottom quartiles, respectively, of the performance peer group forecast. Consequently, actual performance above the forecasted median of the performance peer group would generally result in annual incentive payments above the target level, with payments at the maximum level being made for performance in the forecasted top quartile of the performance peer group. Conversely, performance below the median would generally result in annual incentive payments below the target level, with no payment being made for performance below a minimum threshold (generally set in the bottom quartile).

The actual percent of the AIP Target paid to our NEOs each year can range from 0% to 200% of the target opportunity, based primarily upon corporate performance against internal net sales, underlying operating profit, cash flow, safety and diversity. 90% of the target opportunity consists of underlying operating profit, internal net sales and cash flow performance and are weighted 50%, 30% and 20%. Safety and diversity comprise the remaining 10% of target opportunity. The Compensation Committee and management believe that by using these metrics Kellogg is encouraging profitable top line growth and cash generation for Shareowners.

Our measure of underlying operating profit excludes the impact of foreign currency translation, market-to-market adjustments, acquisitions, dispositions, and transaction and integration costs associated with the acquisition of Pringles. Internal net sales excludes the impact of changes in foreign currency exchange rates, acquisitions, dispositions and integration costs. For these reasons, underlying operating profit and internal net sales are not comparable to the GAAP measures of operating profit and net sales. In addition, the target performance goals for underlying operating profit and internal net sales used in the AIP reflect certain budgeted assumptions relating to foreign currency exchange rates, acquisitions, dispositions and shipping day differences in our operating plan to facilitate year-to-year comparisons. Finally, we measure cash flow, another non-GAAP measure, by reducing operating cash flow by an amount equal to Kellogg’s capital expenditures. Consequently, results reported in our financial statements may differ from performance against our AIP goals.

In addition to operating results, each NEO is held accountable for the achieving annual goals set at the start of the fiscal year relating to current organizational capabilities and future organizational requirements. Consistent with our commitment to a balanced approach between individual performance and adherence to our Core Principles, each NEO’s performance is assessed both against his level of individual achievement against these agreed upon goals and the alignment of his behavior in achieving those goals with our core values. We refer to this as balancing the “what” and the “how” of individual performance.

For 2012, the corporate target performance goal for internal net sales growth was 4.6%, underlying operating profit growth was 1.0%, and cash flow was $1.15 billion. The actual payout factor applied for each metric is calculated based on how 2012 results compared to each target performance goal. For 2012, our corporate performance fell short of the internal net sales growth target by 2.1%, underlying operating profit growth target by 6.7% and exceeded the cash flow target by approximately $75 million. Based solely on those results and the performance relating to people safety, food safety and diversity & inclusion, the AIP payout factor would have been 53% of the AIP Target. The Compensation Committee then considered the overall performance of Kellogg, particularly, the performance relating to the acquisition, closing, integration, and business delivery (after closing) of Pringles. Although Kellogg was involved in assessing, negotiating, financing and otherwise closing the transaction for several months, it was ultimately consummated on May 31, 2012. Consequently, the net sales and operating profit performance of Pringles was not included in the 2012 AIP plan since the terms of the plan were established at the beginning of the year.

The Pringles transaction was the second largest in Kellogg’s history, was transformational for the business, and advances Kellogg’s strategy of becoming a global snacks company. The acquisition required significant leadership and attention from practically every function and region within Kellogg, including each of the NEOs. For these reasons, the Committee considered Kellogg’s performance relating to Pringles as it assessed the AIP payouts. The Committee considered a variety of factors, but only included in the AIP formula the net sales and operating profit over-delivery of the Pringles business in excess of internal goals established for that business at the time of the acquisition. As such, the over performance of Pringles compared to our internal goals was included in the 2012 payout in an objective and formulaic manner and was based on performance against two of our key financial performance metrics, net sales and operating profit that would have resulted in an AIP payout factor of 70%. In addition, the Committee used its negative discretion to reduce the payout by 4% due to under spending on brand building compared to our expectation. Based on this assessment, the Compensation Committee determined that 66% of the AIP Target would be paid out to our NEOs for 2012.

As the Compensation Committee reviewed the overall performance of Kellogg compared to the peer group, Kellogg performed in the third and fourth quartiles for each financial metric, and Kellogg’s Total Shareholder Return was in the second quartile. Based on these factors, the Compensation Committee concluded that the AIP payout factor reflected pay for performance across the year before taking individual performance into consideration. Based on Mr. Davidson’s individual performance in 2012, the Compensation Committee awarded him an AIP amount equal to 81% of his AIP Target. The Compensation Committee considered a number of factors in assessing his individual performance including his leadership in improving Kellogg’s business trends, particularly strong sales growth in North America. The Committee also noted Mr. Davidson’s effectiveness in strengthening the organization through his direct engagement and leadership with our customers.

The chart below includes information about the 2012 AIP for each NEO.

	AIP Target		AIP Maximum	2012 AIP Payout (Paid in March 2013)
	% of Base Salary(1)	Amount($)	Amount($)	% of AIP Target	Amount of AIP Payout ($)(2)
John Bryant	150%	1,650,000	3,300,000	66%	1,089,000
Ron Dissinger	90%	540,000	1,080,000	66%	356,400
Brad Davidson	100%	720,400	1,440,800	81%	583,600
Paul Norman	100%	686,800	1,373,600	66%	453,300
Gary Pilnick	85%	498,100	996,200	66%	328,800

(1)	For AIP purposes, incentive opportunities are based on executives’ salary levels at the last day of the fiscal year (December 29, 2012 for the 2012 AIP). Annual salary increases typically become effective in April of each year.

(2)	Based on Kellogg’s performance and each NEO’s individual performance, as described above.

Long-Term Incentives.    Long-term incentives are provided to our executives under the 2009 Long-Term Incentive Plan (or LTIP), which was approved by Shareowners. These incentives are intended to promote achieving our long-term corporate financial goals and earnings growth. The LTIP allows for grants of stock options, stock appreciation rights, restricted shares and performance shares and units (such as Executive Performance Plan awards), and is intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code as performance-based pay (resulting in paid awards being tax deductible to Kellogg). The total amount of long-term incentives for the NEOs (based on the grant date expected value) is targeted at the 50th percentile of the compensation peer group.

All of the 2012 long-term incentive opportunity for the NEOs was provided through equity-based awards, which the Compensation Committee believes best achieves several of the Core Principles, including Pay for Performance and Shareowner Alignment. For 2012, the Compensation Committee determined that the NEOs would receive 70% of their total long-term incentive opportunity in stock options and the remaining 30% in performance shares (granted under the Executive Performance Plan, as discussed below). The Compensation Committee established this mix of awards after considering our Core Principles, compensation peer group practices and cost implications.

Stock Options.    The Compensation Committee believes stock options align NEOs with Shareowners because the options provide value to the NEO only if our stock price increases after the grants are made. Stock option awards for our NEOs are determined on a position-by-position basis using survey data for corresponding positions in our compensation peer group. Individual awards may vary from target levels based on the individual’s performance, ability to impact financial performance and future potential. The exercise price for the options is set at the closing trading price on the date of grant, options vest over three years, and are exercisable for ten years after grant, which further drives shareowner alignment by encouraging a focus on long-term growth and stock performance.

The options granted in 2012 vest and become exercisable in three equal annual installments with one-third vesting on February 17, 2013 (the first anniversary of the grant date), one-third vesting on February 17, 2014 (the second anniversary of the grant date) and the final third vesting on February 17, 2015 (the third anniversary of the grant date). The per-share exercise price for the stock options is $52.53, the closing trading price of Kellogg common stock on the date of the grant. Approximately 88% of the stock options covered by the 2012 grant were made to employees other than the NEOs. The number of stock options granted in 2012 is targeted at the 50th percentile of the compensation peer group.

Executive Performance Plan.    The Executive Performance Plan (“EPP”) is a stock-based, pay for performance, multi-year incentive plan intended to focus senior management on achieving critical multi-year operational goals. These goals, such as internal net sales growth and internal operating profit, are designed to increase Shareowner value. Internal net sales and operating profit growth exclude the impact of acquisitions, divestitures, integration costs and the impact of currency. Approximately 150 of our most senior employees participate in the EPP, including the NEOs. Performance under EPP is measured over the three-year performance period based on performance levels set at the start of the period. Vested EPP awards are paid in Kellogg common stock.

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2012-2014 EPP.    Similar to the AIP, awards granted to NEOs under the terms of the EPP are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee approves the targets and bandwidths for the 2012-2014 EPP in the same manner as the targets and bandwidths for the AIP. The bandwidths are based on our long-range operating plan, and are intended to be realistic and reasonable, but challenging, in order to drive sustainable growth.

The Compensation Committee and management believe that the metrics for the 2012-2014 EPP — internal net sales growth and internal operating profit growth — emphasize the importance of revenue and profit and are strongly linked to performance of Kellogg and Shareowner value. Similar to the AIP, once the Compensation Committee confirms the performance level delivered is at the level for which the NEOs are eligible to receive a payout under the EPP, the Compensation Committee uses a judgment-based methodology in exercising downward, negative discretion to determine the actual payout for each NEO. However, unlike the AIP, the Compensation Committee does not consider individual performance in determining payouts. The Compensation Committee weighs only company performance when determining actual payouts under the EPP.

The Compensation Committee sets each individual’s target at 30% of his or her total long-term incentive opportunity. Participants in the EPP have the opportunity to earn between 0% and 200% of their EPP target, however, dividends are not paid on unvested EPP awards. For the 2012-2014 EPP, the corporate target performance goal for compound annual internal net sales growth is 3% and for compound annual internal operating profit growth is 5%. The 2012-2014 EPP cycle began on December 30, 2011 (first day of fiscal 2012) and concludes on January 3, 2015 (last day of fiscal 2014). The 2012-2014 EPP award opportunities, presented in number of potential shares that can be earned, are included in the Grant of Plan-Based Awards Table on page 44 of this proxy statement.

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2010-2012 EPP.    For the 2010-2012 EPP, the performance period ended on December 29, 2012 (the last day of fiscal 2012). In February 2013, after Kellogg’s 2012 annual audited financial statements were completed, the Compensation Committee reviewed our performance versus the internal net sales growth and internal operating profit growth targets established in 2010 for purposes of Section 162(m). The Compensation Committee determined that the targets set for purposes of Section 162(m) had not been reached. Consequently, the NEOs did not receive any payout under the 2010-2012 EPP.

The chart below includes information about 2010-2012 EPP opportunities and actual payouts:

	EPP Target Amount(#)	EPP Maximum Amount(#)	2010-2012 EPP Payout (paid in February 2013)
			% of EPP Target	Amount(#)	Amount($)
John Bryant	16,100	32,200	0%	0	0
Ron Dissinger	6,000	12,000	0%	0	0
Brad Davidson	8,300	16,600	0%	0	0
Paul Norman	7,900	15,800	0%	0	0
Gary Pilnick	5,000	10,000	0%	0	0

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Restricted Stock.    We award restricted shares from time to time to selected executives and employees based on a variety of factors, including facilitating recruiting and retaining key executives. For NEOs and other senior executives, these restricted stock awards vest and become unrestricted after a three year post-grant holding period and contain non-compete, non-solicit, release of claims and other restrictive covenants. We made no restricted stock awards to our NEOs in 2012.

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Post-Termination Compensation.    The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. These severance benefits, which are competitive with the compensation peer group and general industry practices, are payable if and only if the executive’s employment is terminated without cause. The Kellogg Severance Benefit Plan Policy and the Change in Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners. Kellogg’s severance program is consistent with market practices, and cash severance for our current NEOs is payable in the amount of two times the current annual salary plus two times target annual incentive awards prior to separation. In addition, in 2011, the Compensation Committee reduced severance benefits for newly-named senior executives to more closely align with the 50th percentile of our compensation peer group. Cash severance for new CEO direct reports is now payable in the amount of two times the current annual salary. The potential severance amount no longer includes annual incentive awards for newly-named senior executives. Cash compensation following a change in control for our NEOs is payable in the amount of two times the current annual salary plus two times the highest annual incentive award during the three years before the change in control. For more information, please refer to “Potential Post-Employment Payments,” which begins on page 53 of this proxy statement.

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Retirement Plans.    Our CEO, CFO and other NEOs are eligible to participate in Kellogg-provided pension plans which provide benefits based on years of service and pay (salary plus annual incentive only) to a broad base of employees. The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, and thus, an individual’s performance over time will influence the level of his or her retirement benefits. Amounts earned under long-term incentive programs such as EPP, gains from stock options and awards of restricted stock are not included when determining retirement benefits for any employee (including executives). In addition, we do not pay above-market interest rates on amounts deferred under our savings and investment plans. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 49 of this proxy statement.

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Perquisites.    The Compensation Committee believes that it has taken a conservative approach to perquisites. Pursuant to a policy adopted by the Board, our CEO is generally required, when practical, to use company aircraft for personal travel for security reasons. The only perquisite exclusive to CEO direct reports is an annual physical health exam. The Summary Compensation Table beginning on page 42 of this proxy statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.

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Employee Stock Purchase Plan.    We have a tax-qualified employee stock purchase plan that is made available to substantially all U.S. employees, which allows participants to acquire Kellogg stock at a discount price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allows participants to buy Kellogg stock at a 5% discount to the market price. Under applicable tax law, no plan participant may purchase more than $25,000 in market value (based on the market value of Kellogg stock on the last trading day prior to the beginning of the enrollment period for each subscription period) of Kellogg stock in any calendar year.

V. Executive Compensation Policies.

Executive Stock Ownership Guidelines.    In order to preserve the linkage between the interests of senior executives and those of Shareowners, senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP awards), participating in the Employee Stock Purchase Plan and purchasing stock in the open market. The stock ownership requirement for our CEO and Executive Chairman is six times annual base salary. The stock ownership requirement for our other NEOs under our stock ownership guidelines is three times annual base salary. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer and Executive Chairman	6x annual base salary
Global Leadership Team members (other than the CEO)	3x annual base salary
Other senior executives	2x annual base salary

These executives have five years from the date they first become subject to a particular level of the guidelines or from the date of a material increase in their base salary to meet them. All of our NEOs and other senior executives currently meet or are on track to meet their ownership guideline. The Compensation Committee reviews compliance with the guidelines on an annual basis. Executives who are not in compliance with the guidelines may not sell stock without prior approval from our Chief Executive Officer, except for stock sales used to fund the payment of taxes and transaction costs incurred in connection with the exercise of options and the vesting of stock awards.

Practices Regarding the Grant of Equity Awards.    The Compensation Committee has generally followed a practice of making all option grants to executive officers on a single date each year. Prior to the relevant Compensation Committee meeting, the Compensation Committee reviews an overall stock option pool for all participating employees (approximately 3,500 in 2012) and recommendations for individual option grants to executives. Based on this review, the Compensation Committee approves the overall pool and the individual option grants to executives.

The Board grants these annual awards at its regularly-scheduled meeting in mid-February. The February meeting usually occurs within 2 or 3 weeks following our final earnings release for the previous fiscal year. We believe that it is appropriate that annual awards be made at a time when material information regarding our performance for the preceding year has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. EPP Awards are granted at the same time as options.

While most of our option awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee and Board retain the discretion to make additional awards of options or restricted stock to executives at other times for recruiting or retention purposes. We do not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.

All option awards made to our NEOs, or any of our other employees, are made pursuant to our LTIP. The exercise price of options under the LTIP is set at the closing trading price on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. All grants to NEOs are made by the Board itself and not pursuant to delegated authority. Pursuant to authority delegated by the Board and subject to the Compensation Committee-approved allocation, awards of options to employees below the executive level are made by our CEO or his delegates.

Securities Trading Policy.    Our securities trading policy prohibits our Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.

Clawback Policies.    We maintain clawback provisions relating to stock option exercises. Under these clawback provisions, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive must repay to Kellogg any gains realized from such exercise (but reduced by any tax withholding or tax obligations). Beginning with our stock option grants in 2009, we have expanded the scope of our clawback provisions. In the event of certain violations of Kellogg policy and, in the case of executive officers, misconduct causing a financial restatement, any gains realized from the exercise of stock options are now subject to recoupment depending on the facts and circumstances of the event. Furthermore, the Compensation Committee approved in February 2010 similar clawback provisions in Kellogg’s AIP and EPP programs.

Deductibility of Compensation and Other Related Issues.    Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to the company’s CEO and three other most highly compensated executive officers (other than our principal financial officer) serving on the last day of the year. Based on the regulations issued by the Internal Revenue Service, we believe we have taken the necessary actions to ensure the deductibility of payments under the AIP and with respect to stock options and performance shares granted under our plans, whenever possible. We intend to continue to take the necessary actions to maintain the deductibility of compensation resulting from these types of awards. In contrast, restricted stock granted under our plans generally does not qualify as “performance-based compensation” under Section 162(m). Therefore, the vesting of restricted stock in some cases will result in a loss of tax deductibility of compensation. While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our shareowners. In specific instances we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of Kellogg and of our executive compensation program.

We require any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. This policy ensures that all base salary will be deductible under Section 162(m) of the Internal Revenue Code. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in cash upon the executive’s termination from employment. The only NEO affected by this policy in 2012 was Mr. Bryant who deferred $42,176 of his salary.

The Compensation Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellogg realizes a tax deduction upon the payment to/realization by the executive.

COMPENSATION COMMITTEE REPORT

As detailed in its charter, the Compensation Committee of the Board oversees our compensation program on behalf of the Board. In the performance of its oversight function, the Compensation Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and our proxy statement to be filed in connection with our 2013 Annual Meeting of Shareowners, each of which will be filed with the SEC.

COMPENSATION COMMITTEE

John Dillon, Chair

Gordon Gund

Ann McLaughlin Korologos

Rogelio Rebolledo

John Zabriskie

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following narrative, tables and footnotes describe the “total compensation” earned during 2010, 2011 and 2012 by our NEOs. The total compensation presented below does not reflect the actual compensation received by our NEOs or the target compensation of our NEOs in 2010, 2011 and 2012. The actual value realized by our NEOs in 2012 from long-term incentives (options and 2009-2011 EPP) is presented in the Option Exercises and Stock Vested Table beginning on page 47 of this proxy statement. Target annual and long-term incentive awards for 2012 are presented in the Grants of Plan-Based Awards Table on page 44 of this proxy statement.

The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary.    Base salary earned during 2012. Refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Base Salaries.”

Bonus.    We did not pay any discretionary bonuses to our NEOs in 2012. Each NEO earned an annual performance-based cash incentive under our AIP, as discussed below under “Non-Equity Incentive Plan Compensation.” Refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives.”

Stock Awards.    The awards disclosed under the heading “Stock Awards” consist of EPP awards and restricted stock awards. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our annual Report on Form 10-K for the year ended December 29, 2012. Details about the EPP awards granted in 2012 are included in the Grant of Plan-Based Awards Table below. Refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Long-Term Incentives” for additional information. The grant-date fair value of the stock-based awards will likely vary from the actual amount the NEO receives. The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.

Option Awards.    The awards disclosed under the heading “Option Awards” consist of annual option grants (each an “option”). The dollar amounts for the awards represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012. Details about the option awards made during 2012 are included in the Grant of Plan-Based Awards Table below. Refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Long-Term Incentives — Stock Options” for additional information. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives. The actual value the NEO receives will depend on the number of shares exercised and the price of our common stock on the date exercised.

Non-Equity Incentive Plan Compensation.    The amount of Non-Equity Incentive Plan Compensation consists of the Kellogg Senior Executive Annual Incentive Plan (“AIP”) awards granted and earned (if any) in 2012, 2011 and in 2010. At the outset of each year, the Compensation Committee grants AIP awards to the CEO, CFO and the other NEOs. Such awards are based on our performance each year and are paid in March following the completed year. For information on these awards refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Annual Incentives.”

Change in Pension Value.    The amounts disclosed under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” represent the actuarial increase during 2012, 2011 and 2010 in the pension value provided under the pension plans. Kellogg does not pay above-market or preferential rates on non-qualified deferred compensation for employees, including the NEOs. A detailed narrative and tabular discussion about our pension plans and non-qualified deferred compensation plans, our contributions to our pension plans and the estimated actuarial increase in the value of our pension plans are presented under the heading “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

All Other Compensation.    Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and in 2012 were primarily comprised of relocation costs, retirement benefit contributions and the cost of death benefits.

SUMMARY COMPENSATION TABLE

It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John Bryant	2012	1,076,932	0	1,621,356	1,789,974	1,089,000	929,000	112,039	6,618,301
President and Chief Executive Officer	2011	1,000,012	0	1,482,848	2,316,594	1,093,500	635,000	67,159	6,595,113
(as of 1/2/2011)	2010	824,914	0	776,825	1,345,569	0	413,000	116,780	3,477,088

Ron Dissinger	2012	589,964	0	379,566	418,824	356,400	924,000	131,506	2,800,260
Senior Vice President and Chief Financial Officer	2011 2010	542,632 492,612	0 0	362,368 289,500	566,580 501,904	405,700 0	709,000 345,000	110,668 72,076	2,696,948 1,701,092

Brad Davidson	2012	713,622	0	571,692	629,344	583,600	1,688,000	198,644	4,384,902
Senior Vice President Kellogg Company, President, Kellogg North America	2011 2010	686,640 667,000	0 0	519,712 400,475	809,970 691,572	559,800 0	1,299,000 941,000	161,838 120,398	4,036,960 2,820,445

Paul Norman	2012	679,314	0	492,030	541,812	453,300	1,318,000	1,390,726	4,875,182
Senior Vice President Kellogg Company, President, Kellogg International	2011 2010	669,138 630,770	0 0	410,048 381,175	639,996 656,680	661,000 0	971,000 669,000	53,889 80,999	3,405,071 2,418,624

Gary Pilnick	2012	582,346	0	342,078	375,058	328,800	452,000	68,554	2,148,836
Senior Vice President, General Counsel, Corporate Development & Secretary	2011 2010	567,320 554,310	0 0	300,384 821,280	470,820 419,596	529,200 0	313,000 209,000	36,955 64,390	2,217,679 2,068,576

(1)	Reflects the grant-date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012 for a discussion of the relevant assumptions used in calculating the fair value. The table below presents separately the grant-date fair value for our outstanding EPP awards and restricted stock awards:

		EPP ($)	Restricted Stock ($)	Total ($)
John Bryant	2012	1,621,356	0	1,621,356
	2011	1,482,848	0	1,482,848
	2010	776,825	0	776,825
Ron Dissinger	2012	379,566	0	379,566
	2011	362,368	0	362,368
	2010	289,500	0	289,500
Brad Davidson	2012	571,692	0	571,692
	2011	519,712	0	519,712
	2010	400,475	0	400,475
Paul Norman	2012	492,030	0	492,030
	2011	410,048	0	410,048
	2010	381,175	0	381,175
Gary Pilnick	2012	342,078	0	342,078
	2011	300,384	0	300,384
	2010	241,250	580,030	821,280

(2)	If the highest level of performance conditions are achieved, then the grant-date fair value of the stock awards for each NEO is as follows, Mr. Bryant: $3,242,712, $2,965,696 and $1,553,650 for 2012, 2011, and 2010, respectively; Mr. Dissinger, $759,132, $724,736 and $579,000 for 2012, 2011 and 2010, respectively; Mr. Davidson: $1,143,384, 1,039,424 and $800,950 for 2012, 2011, and 2010, respectively; Mr. Norman: $984,060, $820,096 and $762,350 for 2012, 2011 and 2010, respectively; and Mr. Pilnick: $684,156, $600,768 and $482,500 for 2012, 2011 and 2010, respectively.

(3)	Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO for stock option grants. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012 for a discussion of the relevant assumptions used in calculating the grant-date fair value.

(4)	Solely represents the actuarial increase during 2012 (for 2012 compensation), 2011 (for 2011 compensation) and 2010 (for 2010 compensation) in the pension value provided under the U.S. Pension Plans for each NEO as we do not pay above-market or preferential earnings on non-qualified deferred compensation. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. A variety of factors impact the actuarial increase in present value (pension value). Factors typically impacting the pension value include service accruals during the year, increases in pay, changes in the discount rate and employment agreements.

(5)	The table below presents an itemized account of “All Other Compensation” provided in 2012 to the NEOs, regardless of the amount and any minimal thresholds provided under the SEC rules and regulations. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope.

	Kellogg Contributions to S&I and Restoration Plans(a) ($)	Company Paid Death Benefit(b) ($)	Financial Planning Assistance(c) ($)	Non-Business Aircraft Usage(d) ($)	Physical Exams(e) ($)	International Relocation and Assignment(f) ($)	Total ($)
John Bryant	86,817	13,709	5,000	0	6,513	0	112,039
Ron Dissinger	39,826	81,855	6,000	0	3,825	0	131,506
Brad Davidson	50,937	131,902	6,000	3,732	6,073	0	198,644
Paul Norman	53,613	8,113	6,000	0	1,000	1,322,000	1,390,726
Gary Pilnick	44,462	6,794	6,000	3,698	7,600	0	68,554

(a)	For information about our Savings & Investment Plan and Restoration Plan, refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — Non-Qualified Deferred Compensation” beginning on page 51.

(b)	Annual cost for Kellogg-paid life insurance, Kellogg-paid accidental death and dismemberment, Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees). This benefit has not been provided to new participants after December 31, 2010.

(c)	Reflects reimbursement for financial and tax planning assistance.

(d)	The 2012 amount for Mr. Davidson and Mr. Pilnick is the incremental cost of a flight relating to a personal event. The incremental cost of Kellogg aircraft used for a non-business flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs include: (1) landing, parking, passenger ground transportation, crew travel and flight planning services expenses; (2) supplies, catering and crew traveling expenses; (3) aircraft fuel and oil expenses; (4) maintenance, parts and external labor (inspections and repairs); and (5) any customs, foreign permit and similar fees. Fixed costs that do not vary based upon usage are not included in the calculation of direct operating cost. On certain occasions, an NEO or an NEO’s spouse or other family member may fly on the corporate aircraft as additional passengers. No additional direct operating cost is incurred in such situations under the foregoing methodology because the costs would not be incremental. Kellogg does not pay its NEOs any amounts in respect of taxes (so called gross up payments) on income imputed to them for non-business aircraft usage.

(e)	Actual cost of a physical health exam.

(f)	As a global organization, senior executives are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, we provide for the reimbursement of certain expenses incurred as a result of their international relocation and assignment. The objective of this program is to manage through disruption and ensure that the employees not be financially disadvantaged or advantaged in a meaningful way as a result of the relocation. Mr. Norman was relocated to our offices in Switzerland in September 2012 to manage our European operations. The payment of the following expenses is pursuant to our reimbursement policy on relocation and temporary international assignment, applicable to eligible employees who relocate at the request of Kellogg: one-time relocation payments and allowances ($340,000) to address the incremental costs of moving, housing, living and other associated costs; loss on sale of primary residence in U.S. after reasonable efforts to sell following relocation to Switzerland ($312,000); annual temporary assignment relocation payments and allowances ($159,000) to address the incremental costs of housing, living, transportation, dependent education and other associated costs; and tax equalization and gross-up payments ($511,000) to ensure that Mr. Norman bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment. Mr. Norman remains financially responsible (and receives no tax gross-up payments) for the amount of taxes he would have incurred if he had continued to live and work in the U.S.

In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.

Grant of Plan-Based Awards Table.

During 2012, we granted the following plan-based awards to our NEOs:

•	Stock Options;

•	2012 AIP grants (annual cash performance-based awards); and

•	2012-2014 EPP grants (multi-year stock performance-based awards).

Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation —Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design” above.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Award			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-date Fair Value of Stock and Option Awards ($)
		Thresh- old ($)	Target ($)	Max- imum ($)	Thresh- old (#)	Target (#)	Max- imum (#)
John Bryant
Stock options	2/17/2012								323,100	52.53	1,789,974	(1)
2012 AIP(2)		0	1,650,000	3,300,000
2012-14 EPP	2/17/2012				0	34,600	69,200				1,621,356	(3)

Ron Dissinger
Stock options	2/17/2012								75,600	52.53	418,824	(1)
2012 AIP(2)		0	540,000	1,080,000
2012-14 EPP	2/17/2012				0	8,100	16,200				379,566	(3)

Brad Davidson
Stock options	2/17/2012								113,600	52.53	629,344	(1)
2012 AIP(2)		0	720,400	1,440,800
2012-14 EPP	2/17/2012				0	12,200	24,400				571,692	(3)

Paul Norman
Stock options	2/17/2012								97,800	52.53	541,812	(1)
2012 AIP(2)		0	686,800	1,373,600
2012-14 EPP	2/17/2012				0	10,500	21,000				492,030	(3)

Gary Pilnick
Stock options	2/17/2012								67,700	52.53	375,058	(1)
2012 AIP(2)		0	498,100	996,200
2012-14 EPP	2/17/2012				0	7,300	14,600				342,078	(3)

(1)	Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives. The actual value the NEO receives will depend on the number of shares exercised and the price of our common stock on the date exercised.

(2)	Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2012 under the 2012 AIP for each of our NEOs. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2012 AIP. See also “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives” for additional information about the 2012 AIP.

(3)	Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012. This grant-date fair value assumes that each participant earns the target EPP award (i.e., 100% of EPP target). The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.

Outstanding Equity Awards at Fiscal Year-End Table.

The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2012:

Stock Options (disclosed under the “Option Awards” columns). Represents annual option grants made in February of each year to our NEOs.

Restricted Stock Awards (disclosed under the “Stock Awards” columns). In 2010, as part of an ongoing effort to enhance the retention and continuity of our senior operating team, Mr. Pilnick received a restricted stock award. This restricted stock award vested in February 2013.

2010-2012 EPP Grants (disclosed under the “Stock Awards” columns). The 2010-2012 EPP cycle began on January 3, 2010 (first day of fiscal 2010) and concluded on December 29, 2012 (last day of fiscal 2012). Dividends are not paid on unvested EPP awards. The 2010-2012 awards are based on internal net sales growth and internal operating profit growth. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2010-2012 EPP” for additional information, including the actual amount of the awards that vested February 22, 2013.

2011-2013 EPP Grants (disclosed under the “Stock Awards” columns). The 2011-2013 EPP cycle began on January 2, 2011 (first day of fiscal 2011) and concludes on December 28, 2013 (last day of fiscal 2013). Dividends are not paid on unvested EPP awards. The 2011-2013 awards are based on internal net sales growth and internal operating profit growth. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

2012-2014 EPP Grants (disclosed under the “Stock Awards” columns). The 2012-2014 EPP cycle began on December 30, 2011 (first day of fiscal 2012) and concludes on January 3, 2015 (last day of fiscal 2014). Dividends are not paid on unvested EPP awards. The 2012-2014 awards are based on internal net sales growth and internal operating profit growth. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
John Bryant
Options	39,528	0			49.92	2/21/2013
	45,540	0			53.58	2/21/2013
	125,500	0			38.93	2/20/2014
	95,000	0			44.04	2/18/2015
	105,000	0			44.46	2/17/2016
	82,700	0			49.78	2/16/2017
	83,000	0			51.04	2/22/2018
	150,400	0			40.17	2/20/2019
	100,266	50,134	(10)		53.20	2/19/2020
	96,766	193,534	(11)		53.01	2/18/2021
	0	323,100	(12)		52.53	2/17/2022
2010-12 EPP(13)										32,200	1,781,626
2011-13 EPP										62,200	3,441,526
2012-14 EPP										69,200	3,828,836
Ron Dissinger
Options	7,500	0			38.93	2/20/2014
	12,000	0			44.04	2/18/2015
	11,300	0			44.46	2/17/2016
	16,700	0			49.78	2/16/2017
	18,100	0			51.04	2/22/2018
	20,000	0			40.17	2/20/2019
	37,400	18,700	(10)		53.20	2/19/2020
	23,666	47,334	(11)		53.01	2/18/2021
	0	75,600	(12)		52.53	2/17/2022
2010-12 EPP(13)										12,000	663,960
2011-13 EPP										15,200	841,016
2012-14 EPP										16,200	896,346
Brad Davidson
Options	45,000	0			49.78	2/16/2017
	41,500	0			51.04	2/22/2018
	77,300	0			40.17	2/20/2019
	51,534	25,766	(10)		53.20	2/19/2020
	38,833	62,667	(11)		53.01	2/18/2021
	0	113,600	(12)		52.53	2/17/2022
2010-12 EPP(13)										16,600	918,478
2011-13 EPP										21,800	1,206,194
2012-14 EPP										24,400	1,350,052
Paul Norman
Options	48,000	0			49.78	2/16/2017
	44,700	0			51.04	2/22/2018
	57,700	0			40.17	2/20/2019
	48,934	24,466	(10)		53.20	2/19/2020
	26,733	53,467	(11)		53.01	2/18/2021
	0	97,800	(12)		52.53	2/17/2022
2010-12 EPP(13)										15,800	874,214
2011-13 EPP										17,200	951,676
2012-14 EPP										21,000	1,161,930
Gary Pilnick
Options	48,200	0			44.04	2/18/2015
	48,200	0			44.46	2/17/2016
	46,700	0			49.78	2/16/2017
	46,900	0			51.04	2/22/2018
	46,900	0			40.17	2/20/2019
	31,266	15,634	(10)		53.20	2/19/2020
	19,666	39,334	(11)		53.01	2/18/2021
	0	67,700	(12)		52.53	2/17/2022
Restricted Stock							11,000	(14)	608,630
2010-12 EPP(13)										10,000	553,300
2011-13 EPP										12,600	697,158
2012-14 EPP										14,600	807,818

(1)	On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(2)	On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(3)	On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.

(4)	The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(5)	The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(6)	The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”

(7)	Represents the number of shares of stock that have not vested and that are not reported in Column 9 — “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of our common stock on December 28, 2012 (the last trading day of fiscal 2012).

(8)	Represents the “maximum” number of shares that could be earned under outstanding EPP awards. The cycle for the 2010-2012 EPP grants concluded on December 29, 2012, the cycle for the 2011-2013 EPP grants concludes on December 28, 2013 and the cycle for the 2012-2014 EPP grants concludes on January 3, 2015. The ultimate number of shares issued under the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design.”

(9)	Represents the “maximum” number of shares that could be earned under outstanding EPP awards multiplied by the closing price of our common stock on December 28, 2012 (the last trading day of fiscal 2012). The ultimate value of the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.

(10)	One-third of these options vested on February 19, 2011; one-third vested on February 19, 2012; and one-third vested on February 19, 2013.

(11)	One-third of these options vested on February 18, 2012; one-third vested on February 18, 2013; and one-third will vest on February 18, 2014.

(12)	One-third of these options vested on February 17, 2013; one-third will vest on February 17, 2014; and one-third will vest on February 17, 2015.

(13)	Vested on or about February 22, 2013. Because the targets set for purposes of Section 162(m) were not reached, the NEOs did not receive any payout under the 2010-2012 EPP. See the 2010-2012 EPP table on page 36.

(14)	Vested on February 23, 2013.

Option Exercises and Stock Vested Table.

With respect to our NEOs, this table shows the stock options exercised by such officers during 2012 (disclosed under the “Option Awards” columns). The dollar value reflects the total pre-tax value realized by such officers (Kellogg stock price at exercise minus the option’s exercise price), not the grant-date fair value or recognized compensation expense disclosed elsewhere in this proxy statement. Value from these option exercises were only realized to the extent our stock price increased relative to the stock price at grant (exercise price). These options have been granted to the NEOs since 2002. Consequently, the value realized by the executives upon exercise of the options was actually earned over a period of up to 10 years. This table also shows the stock awards paid out under the 2009-2011 EPP. The 2009-2011 EPP cycle began on January 4, 2009 (first day of fiscal 2009) and concluded on December 31, 2011 (last day of fiscal 2011). Although the performance period ended on December 31, 2011, each NEO had to be actively employed by Kellogg on the date the awards vested (February 17, 2012) in order to receive the payout.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Bryant	0	0	13,202	693,501
Ron Dissinger	6,421	14,067	1,804	94,764
Brad Davidson	18,772	67,743	6,806	357,519
Paul Norman	0	0	5,084	267,063
Gary Pilnick	82,100	985,660	4,100	215,373

(1)	Includes the payout of the 2009-2011 EPP awards in February 2012. Does not reflect the payout of 2010-2012 EPP awards. The 2010-2012 EPP cycle began on January 3, 2010 (first day of fiscal 2010) and concluded on December 29, 2012 (last day of fiscal 2012). Although the performance period ended on December 29, 2012, each NEO had to be actively employed by Kellogg on the date the awards vested (February 22, 2013) in order to be eligible to receive a payout. Because the targets set for purposes of Section 162(m) were not reached, however, the NEOs did not receive any payout under the 2010-2012 EPP. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2010-2012 EPP” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for additional information.

RETIREMENT AND NON-QUALIFIED DEFINED CONTRIBUTION AND DEFERRED COMPENSATION PLANS

Our CEO, CFO and other NEOs are eligible to participate in Kellogg-provided pension plans which provide benefits based on years of service and pay (salary plus annual incentive) to a broad base of employees. These NEOs are eligible to receive market-based benefits when they retire from Kellogg. The Compensation Committee utilizes an industry survey prepared by Aon Hewitt to help determine the appropriate level of benefits. The Aon Hewitt survey contains detailed retirement income benefit practices for a broad-based group of consumer products companies, which includes Kellogg, the companies in our compensation peer group (other than The Coca-Cola Co., who didn’t participate in the survey) and the following additional consumer products companies: Armstrong World Industries, Inc., Johnson & Johnson, S.C. Johnson Consumer Products, L’Oreal USA, Inc., McCormick & Company, Inc., The Procter & Gamble Co., Nestle USA, Inc., Reynolds American, Inc. and Unilever United States, Inc. Rather than commissioning a customized survey, the Compensation Committee uses the same survey used by Kellogg to set these benefits for all U.S. salaried employees. Since our NEOs participate in the same plans (with exceptions noted) as all of our U.S. salaried employees, the industry survey is a cost-effective way to set these benefits. Based on the industry survey, the Compensation Committee targets the median retirement income replacement among similarly situated executives. The targeted amount of the total retirement benefits is provided through a combination of qualified and non-qualified defined contribution plans and qualified and non-qualified defined benefit plans. The plans are designed to provide an appropriate level of replacement income upon retirement. These benefits consist of:

•	annual accruals under our pension plans; and

•	deferrals by the executive of salary and annual incentives, and matching contributions by us, under our savings and investment plans.

Both our U.S. pension program and our U.S. savings and investment program include restoration plans for our U.S. executives, which allow us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to these plans as “restoration plans” because they restore benefits that would otherwise be available under the plans in which substantially all of our U.S. salaried employees are eligible to participate. These plans use the same benefit formulas as our broad-based IRS qualified plans, and use the same types of compensation to determine benefit amounts.

Amounts earned under long-term incentive programs such as EPP, gains from stock options and awards of restricted stock are not included when determining retirement benefits for any employee (including executives). We do not pay above-market interest rates on amounts deferred under our savings and investment plans.

The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, and thus an individual’s performance over time will influence the level of his or her retirement benefits.

Pension Plans. Our U.S. pension plans are comprised of the Kellogg Company Pension Plan and the non-qualified restoration plans, which include the Kellogg Company Executive Excess Plan for accruals after December 31, 2004, and the Kellogg Company Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “U.S. Pension Plans”).

Below is an overview of our U.S. Pension Plans in which each NEO participates. Since 2008, Mr. Bryant and Mr. Pilnick have been treated as grandfathered participants under these plans.

	Qualified Pension Plan	Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service.	Provide eligible employees with a competitive level of retirement benefits by “restoring” the benefits limited by the Internal Revenue Code. Based on the formula used in the Pension Plan.
Eligibility	Salaried employees, including the CEO, CFO and other NEOs, and certain hourly and union employees.	Eligible employees impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellogg-provided retirement benefits.
Payment Form	Monthly annuity.	Monthly annuity or lump sum at the choice of the executive.
Participation, as of January 1, 2003	Active Kellogg heritage employees who are 40 years of age or older or have 10 or more years of service.
Retirement Eligibility

Full Unreduced Benefit:

• Normal retirement age 65

• Age 55 with 30 or more years of service

• Age 62 with 5 years of service

Reduced Benefit:

• Age 55 with 20 years of service

• Any age with 30 years of service

Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)
Pensionable Earnings	Includes only base pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, EPP payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.

The estimated actuarial present value of the retirement benefit accrued through December 29, 2012 appears in the following table. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate of 4.04% for the Qualified Pension Plan and 3.67% for the Non-Qualified Pension Plan. Benefits subject to lump-sum distributions were determined using an interest rate of 3.67% and current statutory mortality under the Pension Protection Act for each NEO. For further information on our accounting for pension plans, refer to Note 8 within Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 29, 2012. The actuarial increase in 2012 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” (all amounts reported under that heading represent actuarial increases in the Pension Plans). No payments were made to our NEOs under the Pension Plans during 2012. The number of years of credited service disclosed below equals an executive’s length of service with Kellogg. For Mr. Pilnick, all of his years of service are reflected in the ‘2005 and After’ plan because he had not yet vested in the earlier plan at the time the new plan was established to qualify for 409A treatment.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John Bryant	U.S Qualified Pension Plan	15	309,000
	Non-Qualified Plan (2004 and before)	7	338,000
	Non-Qualified Plan (2005 and after)	8	2,866,000
	TOTAL		3,513,000	0
Ron Dissinger	U.S Qualified Pension Plan	25	861,000
	Non-Qualified Plan (2004 and before)	17	239,000
	Non-Qualified Plan (2005 and after)	8	2,747,000
	TOTAL		3,847,000	0
Brad Davidson	U.S Qualified Pension Plan	29	1,080,000
	Non-Qualified Plan (2004 and before)	21	959,000
	Non-Qualified Plan (2005 and after)	8	7,446,000
	TOTAL		9,485,000	0
Paul Norman	U.S Qualified Pension Plan	26	815,000
	Non-Qualified Plan (2004 and before)	18	568,000
	Non-Qualified Plan (2005 and after)	8	5,049,000
	TOTAL		6,432,000	0
Gary Pilnick	U.S Qualified Pension Plan	12	263,000
	Non-Qualified Plan (2004 and before)	0	0
	Non-Qualified Plan (2005 and after)	12	1,425,000
	TOTAL		1,688,000	0

Non-Qualified Deferred Compensation.

We offer both qualified and non-qualified defined contribution plans for employees to elect voluntary deferrals of salary and annual incentive awards. Our defined contribution plans are comprised of (1) the Savings & Investment Plan (which is a qualified plan available to substantially all salaried employees) and (2) the Restoration Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan to preserve certain distribution options previously available in the old Restoration Plan, but no longer allowed under IRS regulations on deferrals after January 1, 2005. Deferrals after January 1, 2005 are contributed to a new Restoration Plan, which complies with the new IRS regulations on distributions. Under these plans, employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellogg either as annual installments or as a lump sum, based on the distribution payment alternative elected under each plan. Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.

In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under this program, we match dollar for dollar up to 3% of eligible compensation (i.e., base salary plus annual incentive) which is deferred by employees, and 50% of the deferred compensation between 3% and 5% of eligible compensation deferred by employees. Accordingly, if employees contribute 5% of eligible compensation, we provide a matching contribution of 4% of eligible compensation. No Kellogg contributions are provided above 5% of eligible compensation deferred by employees. Kellogg contributions are immediately vested.

Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plan. The Restoration Plan allows us to provide the same matching contribution, as a percentage of eligible compensation, to impacted employees as other employees. All contributions to the Restoration Plan are treated as if they are invested in the Stable Income Fund, which was selected by Kellogg (and is one of the 11 investment choices available to employees participating in the Savings & Investment Plan). The average annual rate of return for the Stable Income Fund has been about 3.66% over the last 10 years. As an unfunded plan, no money is actually invested in the Stable Income Fund; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellogg obligations.

The following table provides information with respect to our Restoration Plan for each NEO. This table excludes information with respect to our Savings & Investment Plan, which is a qualified plan available to all salaried Kellogg employees as described above.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
John Bryant	134,930	77,103	29,214	0	1,516,428
Ron Dissinger	115,600	30,826	14,396	0	775,590
Brad Davidson	51,171	40,937	24,196	0	1,229,865
Paul Norman	61,349	49,079	22,576	0	1,153,099
Gary Pilnick	49,039	39,231	26,562	0	1,341,344

(1)	Amounts in this column are included in the “Salary” column in the Summary Compensation Table.

(2)	Amounts in this column are Kellogg matching contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.”

(3)	Represents at-market/non-preferential earnings on the accumulated balance in 2012.

(4)	Aggregate balance as of December 29, 2012 is the total market value of the deferred compensation account, including executive contributions, Kellogg contributions and any earnings, including contributions and earnings from past fiscal years.

(5)	A portion of the amounts in the table below are also being reported as compensation in the Summary Compensation Table in the years indicated. The portion is the amount attributable to the NEO contribution to the Plan.

	Fiscal Year	Reported Amounts ($)
John Bryant	2012	212,033
	2011	84,073
	2010	230,780
Ron Dissinger	2012	146,426
	2011	61,300
	2010	108,449
Brad Davidson	2012	92,108
	2011	39,748
	2010	127,814
Paul Norman	2012	110,428
	2011	50,323
	2010	124,947
Gary Pilnick	2012	88,270
	2011	39,636
	2010	162,205

POTENTIAL POST-EMPLOYMENT PAYMENTS

Our executive officers are eligible to receive benefits in the event their employment is terminated (1) by Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change in control. The amount of benefits will vary based on the reason for the termination.

The following sections present calculations as of December 29, 2012 of the estimated benefits our executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

In addition to the amounts disclosed in the following sections, each executive officer would retain the amounts he has earned or accrued over the course of his employment prior to the termination event, such as the executive’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options and other vested equity awards. For further information about previously earned and accrued amounts, see “Executive Compensation — Summary Compensation Table,” “Executive Compensation — Outstanding Equity Awards at Fiscal Year End Table,” “Executive Compensation — Option Exercises and Stock Vested Table” and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Severance Benefits.

The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. These severance benefits are competitive with the compensation peer group and general industry practices. In the event of a termination following a change in control, cash severance is payable in the amount of two times the current annual salary plus two times the highest annual incentive award earned or received during the three years before the change in control.

The Kellogg Severance Benefit Plan and the Change in Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.

The Kellogg Severance Benefit Plan provides market-based severance benefits to employees who are terminated by Kellogg under certain circumstances. Kellogg benefits from this program in a variety of ways, including the fact that Kellogg has the right to receive a general release, non-compete, non-solicitation and non-disparagement provisions from separated employees.

The Change in Control Policy provides market-based benefits to executives in the event an executive is terminated without cause or the executive terminates employment for “good reason” in connection with a change in control. The Change in Control Policy protects Shareowner interests by enhancing employee focus during rumored or actual change in control activity by providing incentives to remain with Kellogg despite uncertainties while a transaction is under consideration or pending.

If the employment of an executive (including the NEOs) is terminated without cause, then he or she will be entitled to receive benefits under the Kellogg Company Severance Benefit Plan. Benefits under this plan are not available if an executive is terminated for cause.

In the event we terminate the “at-will” employment of an NEO for reasons other than cause, he would receive severance-related benefits under the Kellogg Company Severance Benefit Plan. The plan is designed to apply in situations where Kellogg terminates employment for reasons such as (1) individual and company corporate performance; (2) a reduction in work force; (3) the closing, sale or relocation of a Kellogg facility; (4) elimination of a position; or (5) other reasons approved by the Kellogg ERISA Administrative Committee. Under the plan:

•	The executive is entitled to receive cash compensation equal to two times base salary and two times target annual incentive award, paid in installments over a two-year severance period.

•	Kellogg has the discretion to pay the executive an annual incentive award for the current year at the target level, prorated as of the date of termination.

•

Previously-granted stock option and restricted stock awards continue to vest during the two-year severance period. All awards not vested or earned after the two-year period are forfeited. EPP awards do not vest under the terms of the severance plan unless the executive is eligible to retire at the time of his termination.

•

The executive is entitled to continue to participate in health, welfare and insurance benefits during the two-year severance period. However, executives do not earn any additional service credit during the severance period and severance payments are not included in pensionable earnings.

•	The executive is entitled to receive outplacement assistance for 12 months following termination.

Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellogg, which may include non-compete, non-solicitation, non-disparagement and confidentiality provisions.

The following table presents the estimated separation benefits which we would have been required to pay to each NEO if his employment had been terminated as of December 29, 2012.

	Severance Pay
	Cash Compensation			Vesting of Unvested			Benefits		Other	Total
	Two Times Base Salary ($)	Two Times Target Annual Incentives	2012 Annual Incentive ($)	Stock Options ($)(1)	EPP Awards ($)(2)	Restricted Stock ($)(1)	Health and Welfare Benefits ($)(3)	Change to Retirement Benefits ($)(4)	Outplace- ment ($)	($)
John Bryant	2,200,000	3,300,000	1,650,000	1,460,464	0	0	80,000	(817,000)	14,000	7,887,464

Ron Dissinger	1,200,000	1,080,000	540,000	361,326	0	0	80,000	(1,388,000)	14,000	1,887,326

Brad Davidson	1,440,800	1,440,800	720,400	518,349	0	0	80,000	(4,654,000)	14,000	(439,651)

Paul Norman	1,373,600	1,373,600	686,800	449,996	0	0	80,000	(3,184,000)	14,000	793,996

Gary Pilnick	1,172,000	996,200	498,100	314,115	0	608,630	80,000	(393,000)	14,000	3,290,045

(1)	Represents the intrinsic value of unvested stock options and restricted stock as of December 29, 2012, based on a stock price of $55.33.

(2)	Represents the value based on the actual number of shares paid out under the 2010-2012 EPP, which would be payable at our discretion, and a stock price of $55.33. Since none of our NEOs are retirement-eligible as of December 29, 2012, the 2011-2013 EPP and 2012-2014 EPP awards would be forfeited.

(3)	Represents the estimated costs to Kellogg of continued participation in medical, dental and life insurance benefits during the severance period.

(4)	Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 29, 2012 for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through December 29, 2012 appears in the Pension Benefits Table on page 51 of this proxy statement. For each NEO, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For each NEO, the change to his retirement benefit is negative because, based on his age, service and pension formula, his pension benefit upon severance does not include early retirement subsidies that are assumed to be earned under the pension benefit calculated in the Pension Benefit Table.

Retirement, Disability and Death.

Retirement.    In the event of retirement, an executive is entitled to receive (1) the benefits payable under our retirement plans and (2) accelerated vesting of unvested stock options, continued vesting of his or her awards under our outstanding EPP plans (the amount of which will be based on our actual performance during the relevant periods and paid after the end of the performance periods) and continued vesting of his or her restricted stock. We have the discretion to pay an executive an annual incentive award for the current year at the target level, prorated as of the date of retirement. None of our NEOs was retirement eligible as of December 29, 2012.

Death or Disability.    In the event of an NEO’s death, his beneficiary would receive payouts under Kellogg-funded life insurance policies and our Executive Survivor Income Plan. However, the deceased NEO’s retirement benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits. In the event of an NEO’s disability, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement.

The following table presents the estimated benefits payable upon death or disability as of December 29, 2012.

	Additional Benefits Upon Death or Disability
	Annual Incentive and Accelerated Vesting(1)	Adjustments Due to Death			Adjustments Due to Disability
	Total ($)	Life Insurance and Executive Survivor Income Plan Benefits ($)(2)	Change to Retirement Benefits ($)(3)	Total for Death ($)	Change to Retirement Benefits ($)(4)	Total for Disability ($)
John Bryant	6,184,645	8,217,000	(1,656,000)	12,745,645	(817,000)	5,367,645
Ron Dissinger	1,586,407	3,769,000	(2,007,000)	3,348,407	(1,388,000)	198,407
Brad Davidson	2,380,072	5,558,000	(6,214,000)	1,724,072	(4,654,000)	(2,273,928)
Paul Norman	1,960,099	4,847,000	(4,207,000)	2,600,099	(3,184,000)	(1,223,901)
Gary Pilnick	2,004,033	4,053,000	(764,000)	5,293,033	(393,000)	1,611,033

(1)	Represents the aggregate value of the 2012 Annual Incentive, the intrinsic value of unvested stock options (which would vest upon death or disability), the value of outstanding EPP awards (which would continue to vest following death or disability, be payable based on our actual performance during the relevant periods and be paid following the end of the performance periods) and the intrinsic value of restricted stock (which would continue to vest following death or disability), in each case, based on a stock price of $55.33.

(2)	Payment of death benefits for company-paid life insurance and Executive Survivor Income Plan.

(3)	Represents the incremental value of retiree medical and the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 29, 2012 for each NEO associated with an NEOs retirement benefits being converted to a survivor annuity upon his death. The estimated actuarial present value of retirement benefit accrued through December 29, 2012 appears in the Pension Benefits Table on page 51 of this proxy statement. The Change to Retirement Benefits is negative because the benefits provided upon death do not include early retirement subsidies otherwise included in the estimate of retirement benefits. Also, the survivor annuity upon death is reduced to less than 50% of the benefit provided upon early or normal retirement.

(4)	For each NEO the Change to Retirement Benefits is negative because the disability retirement payments begin at a later age (age 65) than early retirement benefits (age first eligible to receive an unreduced pension). The estimated actuarial present value of retirement benefit accrued through December 29, 2012 appears in the Pension Benefits Table on page 51 of this proxy statement.

Potential Change in Control Payments.    We have arrangements with our NEOs that provide for benefits, which are only payable if a “change in control” occurs. Each of our current NEOs has participated in our Change of Control Policy since February 2008. Since 2008, we have not amended or entered into any new arrangements with our NEOs regarding change in control provisions.

Our 2003 Long-Term Incentive Plan and 2009 Long-Term Incentive Plan specify the treatment of outstanding, unvested equity awards granted under each respective plan to employees including the NEOs upon the occurrence of a change of control (regardless of whether employment terminates). The severance and other benefits payable to Mr. Bryant under his arrangement are due only if (1) there is a change in control and (2) we terminate his employment unrelated to cause, or if he terminates his employment for good reason within three years following a change in control, commonly referred to as a “Double Trigger.” Good reason includes a material diminution of position, decrease in salary or target annual incentive percentage or meaningful change in location.

A “change in control” is defined in the agreements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change in control” definition also includes an acquisition by a party of 20% or 30% of Kellogg common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.

The change-in-control related severance payments consist of the following:

Payments Triggered Upon a Change in Control.    Unvested stock options awarded in 2010 and restricted stock awards become immediately exercisable and payable upon the occurrence of a change in control and do not require termination of employment. Also, 2010-2012 EPP awards would have become payable in full at target level upon the occurrence of a change in control, and would not have been subject to pro ration. 2011-2013 and 2012-2014 EPP awards and stock options awarded in 2011 and 2012 will not vest on a change in control if the successor corporation replaces the outstanding awards with substitute awards that are, in the sole judgment of the compensation committee, of equivalent value.

The following table shows the value of unvested equity awards as of December 29, 2012 for each executive listed below upon a change in control.

	Vesting of Unvested Equity Awards
	Stock Options ($)(1)	EPP Awards ($)(2)	Restricted Stock ($)(1)	Total ($)
John Bryant	1,460,464	3,635,181	0	5,095,645
Ron Dissinger	361,326	868,681	0	1,230,007
Brad Davidson	518,349	1,278,123	0	1,796,472
Paul Norman	449,996	1,056,803	0	1,506,799
Gary Pilnick	314,115	752,488	608,630	1,675,233

(1)	Represents the intrinsic value of unvested stock options and restricted stock as of December 29, 2012, based on a stock price of $55.33.

(2)	Valued based on the actual number of shares paid out under the 2010-2012 EPP and the “target” number of shares under the 2011-2013 EPP and the 2012-2014 EPP and, in each case, a stock price of $55.33.

Payments Triggered Upon a Termination Following a Change in Control.    Cash severance is payable in the amount of two times the current annual salary plus two times the highest annual incentive award earned or received during the three years before the change in control. In addition, executives are entitled to receive the annual incentive award for the current year at the higher of target or the actual formula-calculated award, prorated as of the date of termination. This amount is payable as a lump sum within 30 days after termination.

Additional retirement benefits would equal the actuarial equivalent of the benefit the executive would have received for two years of additional participation under our retirement plans. The executive will continue to participate in benefit plans for a two-year period following termination, and will also receive outplacement assistance.

These arrangements provide for “gross-up” payments to cover any U.S. federal excise taxes owed on change in control-related severance payments/benefits. The “gross-up” is an additional payment that would cover (1) the amount of federal excise taxes and (2) the additional income taxes resulting from payment of the “gross-up.” The arrangements provide that “gross-up” payments are only made if the change-in-control-related severance payments/benefits exceed 110% of the maximum change-in-control-related severance payments/benefits an executive could receive without any payments/benefits being subject to federal excise taxes (which is generally three times the average of five-years of an executive’s earnings as reported on the executive’s W-2). In the event payments/benefits do not exceed 110% of the maximum, payments/benefits are cut back to equal 100%.

The following table assumes that each NEO is terminated after a change in control for reasons other than cause, retirement, disability or death. The unvested equity awards that vested upon the change in control, shown in the table immediately above, are also shown in the column “Vesting of Unvested Equity.” These values are estimated as of December 29, 2012.

	Cash Compensation			Benefits			Other	Subtotal			Estimated Payments Following CIC
	Two Times Base Salary ($)	Two Times Annual Incentive ($)(1)	Annual Incentive Payment ($)	Health and Welfare Benefits ($)	Change to Retirement Benefits ($)(2)	Other Benefits and Perquisites ($)(3)	Outplacement ($)	If Termination Occurs ($)	Vesting of Unvested Equity ($)	Excise Tax Gross-Up/ Cutback ($)(4)	Total If Termination Occurs ($)
John Bryant	2,200,000	2,187,000	1,650,000	80,000	6,000	50,000	14,000	6,187,000	5,095,645	3,672,056	14,954,701
Ron Dissinger	1,200,000	811,400	540,000	80,000	2,036,000	50,000	14,000	4,731,400	1,230,007	3,048,282	9,009,689
Brad Davidson	1,440,800	1,167,200	720,400	80,000	(3,947,000)	50,000	14,000	(474,600)	1,796,472	0	1,321,872
Paul Norman	1,373,600	1,322,001	686,800	80,000	(2,747,000)	50,000	14,000	779,401	1,506,799	0	2,286,200
Gary Pilnick	1,172,000	1,058,400	529,200	80,000	(145,000)	50,000	14,000	2,758,600	1,675,233	0	4,433,833

(1)	Represents two times the highest of the actual annual incentive awards earned or received for each of the three years from 2010 to 2012.

(2)	Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 29, 2012 for each NEO associated with terminating an NEO’s employment without cause following a change in control. The estimated actuarial present value of retirement benefit accrued through December 29, 2012 appears in the Pension Benefits Table on page 51 of this proxy statement. For each NEO, changes to retirement benefits upon change in control vary depending on age, service and pension formula at the time of termination. For certain NEOs, the change to the retirement benefit is negative because, based on age, service and pension formula, the pension benefit upon change in control does not include early retirement benefits that are included in the value used on the Pension Benefits Table. Change in control pension benefits are also increased because of the additional two years of service provided by change in control.

(3)	Consists of Kellogg-paid death benefit, financial planning and physical exams.

(4)	Each of our current NEOs has participated in our Change of Control Policy since February 2008. Since 2008, we have not amended or entered into any new arrangements with our NEOs regarding change in control provisions. The excise tax gross-up payment would apply to amounts triggered by the change of control (as shown in the Vesting of Unvested Equity table) and amounts triggered by an eligible termination following a change of control (as shown in the table above). Represents the estimated amount payable to the executive for taxes (excise and related income taxes) owed on severance-related benefits/payments following a change in control and termination of employment that occur on December 29, 2012. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the excise tax gross-up will depend upon the executive’s pay, terms of a change in control transaction and the subsequent impact on the executive’s employment.

RELATED PERSON TRANSACTIONS

Policy For Evaluating Related Person Transactions.    The Board has adopted a written policy relating to the Nominating and Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “Related Person Transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Nominating and Governance Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Nominating and Governance Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Nominating and Governance Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the Nominating and Governance Committee. In approving any related person transaction, the Nominating and Governance Committee must determine that the transaction is fair and reasonable to Kellogg. The Nominating and Governance Committee periodically reports on its activities to the Board. The written policy relating to the Nominating and Governance Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Corporate Governance” link.

The related person transaction, if any, referred to under the heading “Related Person Transactions” below was approved by the disinterested members of the Board of Directors.

Related Person Transactions.    There were no related person transactions in 2012.

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Shareowners may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our NEOs as disclosed in this proxy statement. At our 2011 Annual Meeting, a majority of Shareowners voted, consistent with the recommendation of Kellogg’s Board of Directors, to hold a shareowner advisory vote on a resolution to approve the compensation of Kellogg’s named executive officers annually, until the next required vote on the frequency of shareowner votes on the compensation of Kellogg’s named executive officers as required pursuant to Section 14(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Board of Directors believes that the annual advisory votes on a resolution to approve executive compensation allow our Shareowners to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.

This executive summary highlights core principles of our compensation program, the approach followed by the Compensation Committee, and a 2012 overview.

Core Principles.    We operate in a robust and challenging industry where competitive compensation is important. We believe that our executive compensation program for our NEOs should be designed to (a) provide a competitive level of total compensation necessary to attract and retain talented and experienced executives; (b) appropriately motivate them to contribute to our short- and long-term success; and (c) help drive long-term total return for our Shareowners. Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Mitigating Risk. A detailed description of these principles is included in the Compensation Discussion and Analysis, and the following is a brief overview of each.

Pay for Performance.    Our compensation program is designed to have a significant portion of an NEO’s actual pay linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive, three-year executive performance and stock option plans, and by limiting perquisites.

Shareowner Alignment.    We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having a significant portion of an NEO’s target compensation stock-based, and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our Compensation Committee reviews “total shareowner return” as a key financial metric when reviewing performance to verify our pay for performance connection.

Values-Based.    Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.

Mitigating Risk.    Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.

Compensation Approach.    The approach utilized by the Compensation Committee is a key feature that ensures that actual compensation and plan design are consistent with the Core Principles. Our compensation approach is a multi-step process based on (a) independent decision-making, (b) utilizing peer group data to appropriately target compensation levels, (c) targeting compensation at the 50th percentile of the peer group, (d) following a consistent, rigorous target setting process, and (e) utilizing verification tools to ensure appropriate decisions are being made.

Overview.    In 2012, the Compensation Committee took the following actions:

•

AIP Corporate Payouts Below Target (Pay for Performance). Based on Kellogg’s corporate targets, established when the plan was adopted, and actual 2012 performance, the Compensation Committee determined that a below target payout (66% of the AIP target) would be made to our NEOs for 2012 corporate performance, before taking individual performance into consideration.

•

Additional Metrics for AIP Payouts (Values-Based, Mitigating Risk). For 2012, the Compensation Committee approved adding to Kellogg’s AIP program key operational metrics relating to safety (food and people) and diversity and inclusion. For the NEOs, 10% of the 2012 AIP Payout was subject to performance on these metrics, further driving key performance indicators and mitigating risk relating to Kellogg’s business.

•

No 2010-2012 EPP Payouts to NEOs (Pay for Performance). Kellogg’s actual 2010 through 2012 performance was below targets set for purposes of Section 162(m) when the plan was adopted. As a result, Kellogg did not make an EPP payout to any of the NEOs.

•

Advisory Resolution to Approve Executive Compensation (Shareowner Alignment). When setting compensation, and in determining compensation policies and practices, the Compensation Committee took into account the results on the 2012 Shareowner advisory resolution to approve executive compensation. At the 2012 Annual Shareowners’ Meeting, approximately 97% of votes cast approved Kellogg’s compensation program for our NEOs. The Compensation Committee took these results into account by continuing to emphasize the Core Principles underlying Kellogg’s executive compensation program.

•

Compensation Risk Assessment (Mitigating Risk). In 2012, the Compensation Committee reviewed compensation design features considered to encourage excessive risk taking and Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Compensation Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.

•

Independent Compensation Consultant (Compensation Approach). The Compensation Committee engaged Cook & Co. as its independent compensation consultant in 2012. Kellogg’s policy requires that the compensation consultant not provide any consulting or other services to Kellogg or its executive officers other than the work performed on behalf of the Compensation Committee or the Board. Cook & Co. has been engaged by the Compensation Committee since spring 2010.

For the reasons discussed above, we are asking our Shareowners to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

“RESOLVED, that Kellogg Company’s Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Kellogg Company’s Proxy Statement for the 2013 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This resolution is advisory, and therefore not binding on Kellogg, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of Kellogg’s Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in the proxy statement, we will consider such shareowners’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3 — APPROVAL OF THE KELLOGG COMPANY 2013 LONG-TERM INCENTIVE PLAN

On February 22, 2013, the Board of Directors adopted the Kellogg Company 2013 Long-Term Incentive Plan (the “2013 Plan”) subject to approval by the Shareowners at the 2013 Annual Meeting.

The shares reserved for use under Kellogg’s current incentive plan, the 2009 Long-Term Incentive Plan (the “2009 Plan”), are expected to be fully utilized by 2013. If approved, the 2013 Plan will replace the 2009 Plan and the 2009 Plan will remain in existence solely for the purpose of addressing the rights of holders of existing awards already granted under the 2009 Plan. Kellogg does not anticipate granting any new awards under the 2009 Plan following Shareowner approval of the 2013 Plan and all unused shares available for grant at that time will be included in the 2013 Plan. The 2013 Plan has no effect on the Kellogg Company 2009 Non-Employee Director Stock Plan, which was approved by Shareowners in 2009.

Key Highlights

The Board of Directors unanimously recommends that Shareowners vote “FOR” the adoption of the 2013 Plan for the following reasons:

Key Component of Compensation.    Equity and performance-based awards are a core component of our compensation program. We believe equity and performance-based awards provide employees, officers and directors with a proprietary interest in maximizing the growth, profitability and overall success of Kellogg.

Alignment.    We believe that our long-term incentive compensation program aligns the interests of employees, officers, directors and our long-term Shareowners to create long-term shareowner value. The 2013 Plan would increase our ability to achieve this objective by allowing for several different awards, which we believe will help us attract, retain, and motivate employees, officers and directors (or those who will become employees, officers and directors).

Determination of Share Amounts.    In determining the terms of the 2013 Plan and the amount of the 2013 Plan share reserve, our Board considered the factors above and a number of other factors, including the following:

•	Number of eligible employees. Based on current practices, we currently have approximately 3,800 employees, officers and directors eligible to receive awards under the 2013 Plan.

•

Historical amounts of equity awards.    Our three-year annual number of shares granted, calculated on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was approximately 7.3 million shares in 2012, 6.1 million shares in 2011, and 5.1 million shares in 2010. However, these amounts are not necessarily indicative of the shares that might be awarded over at least the next three years under the proposed 2013 Plan. See “New Plan Benefits” below for additional information considered by the Board.

•

Historical equity award burn rate.    Our three-year average annual equity grant rate, or “burn rate,” for the 2010-2012 period, calculated on our understanding of the methodology utilized by ISS, was 1.69%, which was lower than ISS’s maximum burn rate guidance of 2.82% for our industry classification.

•

Current and projected overhang percentage.    As of December 29, 2012, we had 37 million shares of our common stock subject to outstanding equity awards or available for future equity awards under our equity compensation plans, which represented approximately 9.3% of fully diluted common shares outstanding, calculated on our understanding of the methodology utilized by ISS. The 22 million new shares proposed to be included in the 2013 Plan share reserve would increase the overhang percentage by an additional 4.7% to approximately 14.0%.

•

Anticipated duration.    If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 22 million additional shares if the 2013 Plan is approved, will be sufficient for Plan awards for at least three years.

Shareowner approval of the 2013 Plan is being sought in order to (1) meet the stockholder approval requirements of the New York Stock Exchange, (2) obtain approval of the material terms of the 2013 Plan, including performance criteria and individual award limitations, for purposes of qualifying certain compensation under the 2013 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), and (3) qualify certain stock options authorized under the 2013 Plan for treatment as incentive stock options for purposes of Section 422 of the Code.

A summary of the basic features of the 2013 Plan is set forth below including minimum vesting requirements, limits on the accrual of dividends on unearned awards and recoupment of awards. The summary is subject to the specific provisions contained in the full text of the 2013 Plan set forth in Appendix A to this proxy statement. The 2013 Plan is consistent in substance with the 2009 Plan, but with several key updates, including:

•

the creation of a “fungible” share reserve from which awards under the 2013 plan can be made; stock options and stock appreciation rights will deplete the reserve on a one to one basis, while other, full value awards will deplete the pool on a two to one basis;

•	the stipulation of minimum performance period of one year for performance awards, and a minimum ratable vesting period of three years for restricted stock and restricted stock unit awards;

•	clarifies that dividends and dividend equivalents may not be paid or accrue on unearned performance awards, stock options or stock appreciation rights;

•	requires “double-trigger” vesting for stock awards as described below under “— Change in Control or Other Cash-Out;” and

•	clarifies that all awards under the 2013 Plan are subject to Kellogg’s recoupment policy and other obligations of Kellogg with respect to the clawback of incentive based compensation.

Plan Term

The 2013 Plan will be effective on February 22, 2013, the date of its adoption by the Board, subject to Shareowner approval at the annual meeting. No new awards may be granted under the 2013 Plan after February 22, 2023. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the 2013 Plan at any time with respect to all awards that have not been granted.

Administration

The 2013 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently composed of only non-employee directors. Each member of the Committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange. Under the terms of the 2013 Plan, the Committee has the authority to select the participants, make awards in such amounts and form as the Committee shall determine, impose restrictions, terms, and conditions upon such awards as the Committee shall deem appropriate and correct any technical defects or omissions in the 2013 Plan or any award agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the 2013 Plan. In addition, the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers of Kellogg for the purpose of making awards to participants who are not subject to Section 16 of the Exchange Act, but no officer of Kellogg may grant awards to himself or herself.

Eligibility

Employees, officers and directors, and those who will become employees, officers or directors of Kellogg and/or its subsidiaries are eligible to receive awards under the 2013 Plan. Awards under the 2013 Plan will be made by the Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Exchange Act. No determination has been made as to awards that may be granted under the 2013 Plan, although it is anticipated that recipients of awards will include the current executive officers of Kellogg. Currently, Kellogg and its subsidiaries have approximately 3,800 employees, officers and directors eligible to participate in the 2013 Plan based on current practices.

In general, restricted shares and restricted share units awarded under the 2013 Plan that vest solely as a result of the passage of time and continued service must be subject to a minimum vesting period of three years from the date of grant (including pro rata vesting over such period), and restricted shares, restricted share units, performance shares and performance share units awarded under the 2013 Plan whose vesting is subject to the achievement of specified performance goals over a performance period must be subject to a performance period of not less than one year from the date of grant. Acceleration is permitted on death, disability, retirement, a change in control and certain other limited cases.

Shares Authorized; Share Limitations

The maximum number of shares of Kellogg Company common stock for which awards may be granted under the 2013 Plan may not exceed the total of (a) 22 million shares; plus (b) the total number of shares remaining available for future grants under the 2009 Plan. The total number of shares remaining available for issuance under the 2013 Plan will be reduced by two shares for each share issued pursuant to an award under the 2013 Plan other than a Stock Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding award other than a Stock Option or a Stock Appreciation Right, which will in each case reduce the total number of shares remaining by one share for each share issued.

Subject to adjustment pursuant to the terms of the 2013 Plan, (1) no participant may receive awards of stock options or SARs exceeding 2 million shares in any calendar year; (2) no more than 1 million shares may be paid in any calendar year in respect of performance share units, performance-based restricted shares and performance-based restricted share units to any individual participant; (3) the maximum cash amount payable under any performance unit intended to be performance-based compensation to any participant for any calendar year is $10 million; and (4) the maximum cash amount payable under any other cash-based award intended to be performance-based compensation to any participant for any calendar year is $6 million. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the 2013 Plan are subject to proportional adjustment, to reflect certain stock changes, such as stock dividends and stock splits.

Shares of common stock that, as of the effective date of the 2013 Plan, have not been issued under the 2001 Long-Term Incentive Plan and the 2003 Long-Term Incentive Plan (together, the “Old Plans”) and are not covered by outstanding awards under the Old Plans shall not be available for Awards under the 2013 Plan. Shares will not be added to the maximum share limitations under the 2013 Plan if: the shares would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a net exercise; the shares were already owned by a participant and are tendered (either actually or by attestation) in payment of the exercise price of an option; the shares are withheld by Kellogg to satisfy the tax withholding obligation with respect to an option or SAR; the shares are repurchased on the open market with proceeds of an option exercise; or the shares are covered by an exercised SAR, regardless of whether shares of common stock are actually issued by the exercise, which are considered issued or transferred in accordance with the 2013 Plan.

The closing price per share of Kellogg Company common stock as reported on the New York Stock Exchange on March 1, 2013 was $60.58.

Section 162(m)

Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its Chief Executive Officer and the three other most highly compensated officers other than the principal financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Awards under the 2013 Plan are intended to qualify as qualified performance-based compensation, by satisfying the following requirements: (1) the performance goals are determined by the Committee consisting solely of outside directors; (2) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of Kellogg Company Shareowners; and (3) if applicable, the Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made. While the Committee views preserving tax deductibility as an important objective, it believes the primary purpose of Kellogg’s compensation program is to support its strategy and the long-term interests of its Shareowners. As such, the Committee may authorize awards under the 2013 Plan that are not fully tax deductible under Section 162(m).

Awards

All awards are expected to be evidenced by an award agreement between Kellogg and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

Types of awards under the 2013 Plan include:

Stock Options — The Committee may grant incentive stock options or Non-Qualified Stock Options (collectively referred to as “stock options”). An incentive stock option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code. A Non-Qualified Stock Option is any other stock option granted by the Committee that is not specifically designated as an incentive stock option. The exercise price of stock options shall be determined by the Committee, but in no event shall the exercise price be less than 100% of the closing price of Kellogg’s common stock on the grant date. The term of each stock option shall be determined by the Committee; provided, however, that the term of stock options shall not exceed 10 years. Options may be exercised in whole or in part, and the option price may be paid (1) by cash, certified check, bank draft, electronic transfer, or money order payable to the order of Kellogg, (2) if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of common stock already owned by the participant, (3) pursuant to a net exercise arrangement, or (4) if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Special provisions apply to stock options granted to 10% or greater Shareowners. No Stock Options granted under the 2013 plan may contain any reload provisions, entitling the option holder to additional options upon the exercise of existing options.

Stock Appreciation Rights — Stock Appreciation Rights (or “SARs”) represent a right to receive a payment, in cash, shares of Kellogg’s common stock, restricted shares (as described below) or a combination thereof, equal to the excess of the fair market value of a specified number of shares of Kellogg common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. SARs may be exercised in accordance with the terms established by the Committee. The term of a SAR shall not exceed 10 years from the grant date.

Restricted Shares and Restricted Share Units — A restricted share is an award of common stock granted to a participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with Kellogg while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). Upon lapse of the restrictions, restricted shares may be exchanged for unrestricted shares of common stock. A grant of restricted share units is a notional award of shares of common stock which entitle the participant to a number of unrestricted shares of common stock equal to (or a cash amount equal in value to such number of unrestricted shares of common stock) the number of restricted share units upon the lapse of similar restrictions, terms and conditions. A participant holding restricted shares shall have all the rights of a Share Owner of such shares (except as such rights may be limited by the Committee). Restrictions on restricted shares and restricted share units may be performance-based.

Performance Units and Performance Share Units and Other Cash-Based Awards — A grant of performance units is a notional award of units (with each unit representing such monetary amount as designated by the Committee) granted to a participant, subject to such terms as the Committee deems appropriate, including the requirement that the participant forfeit such units (or a portion thereof) if certain performance criteria are not met. A grant of performance share units is an award of actual or notional shares of common stock which entitle the participant to a number of shares of common stock equal to the number of performance share units upon achievement of specified performance goals and such other terms and conditions as the Committee deems appropriate. Participants receiving a grant of performance units and performance share units will be entitled to payment in respect of such awards if Kellogg and/or the participant achieves certain performance goals during and in respect of a designated performance period. In setting performance goals for awards intended to qualify as “qualified performance-based compensation” for Section 162(m) of the Code, the Committee may use such measures as:

•	net sales;

•	net income;

•	market price per share;

•	earnings per share;

•	return on equity,

•	return on capital employed;

•	return on invested capital; cash flow;

•	discounted cash flow;

•	cumulative cash flow;

•	operating profit;

•	gross or pre-tax profits;

•	post-tax profits;

•	gross or net margins;

•	consolidated net income;

•	unit sales volume;

•	economic value added;

•	costs or cost reduction initiatives;

•	production;

•	unit production volume;

•	improvements in financial ratings;

•	regulatory compliance;

•	achievement of balance sheet or income statement objectives;
•	market or category share;

•	organizational objectives (including diversity, safety and K-values);

•	productivity initiatives;

•	acquisition integration;

•	total return to shareowners (including both the market value of Kellogg’s stock and dividends thereon);

•	total shareowner return;

•	net earnings growth;

•	sales or revenue growth;

•	cash flow;

•	operating income;

•	net income per share (basic or diluted);

•	earnings before or after any one or more of taxes, interest, depreciation and amortization;

•	profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales);

•	market share;

•	cost reduction goals;

•	margins (including one or more of gross, operating and net income margins);

•	stock price;

•	economic value added;

•	working capital;
•	strategic plan development and implementation;

•	any other performance measure the Committee deems appropriate.

Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The payout of any such award to certain participants may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. A grant of another cash-based award is an award payable in cash to a participant at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion. Other cash-based awards may be granted to participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in the Committee’s sole discretion. Other cash-based awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion, subject to the limitations of the 2013 Plan.

New Plan Benefits

No awards have been granted, and no specific plans have been made for the grant of future awards, under the 2013 Plan. The grant of any awards under the 2013 Plan will be at the discretion of the Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future as there are many variables the Committee considers in granting equity awards, including compensation of the our executive officers compared to peer group compensation, share price at the time the Committee sets executive compensation, and, for payouts under the our long-term incentive plans, performance against predetermined metrics at the time of settlement. However, in approving the 2013 plan, the Board did consider a forecast of share utilization for 2013 (which was the only forecasted information available). Share utilization is estimated at 6.4 million shares with an estimated grant date fair value of $57.8 million in 2013 compared to 6.3 million shares with a grant date fair value of $50.5 million in 2012. These and the forecasts below are based on numerous variables and assumptions that are inherently uncertain and subject to change. Accordingly, there can be no assurance that these forecasts will be realized and Shareowners are cautioned not to place undue, if any, reliance on such forecasts.

Although future grants under the 2013 Plan are not determinable at this time, for illustrative purposes and not necessarily indicative of the shares that might be awarded under the 2013 Plan, the table below sets forth the awards that were granted under the 2009 Plan during 2012 to the current named executive officers, all executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group.

The table below also sets forth the 2013 forecasts for share utilization that were considered by the Board in approving the 2013 Plan (which includes estimated stock options that may be granted to employees of the recently acquired Pringles business).

Name and Position	Stock Options (#)	EPP Shares (#)	Restricted Stock/ Restricted Stock Units (#)	New Hire Stock Options/ Restricted Stock/ RSUs (#)
2009 Plan Grants During 2012:
John Bryant	323,100	34,600	—	—
Ron Dissinger	75,600	8,100	—	—
Brad Davidson	113,600	12,200	—	—
Paul Norman	97,800	10,500	—	—
Gary Pilnick	67,700	7,300	—	—
Executive Group (Includes NEOs Above)	718,100	77,000	16,145	—
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	5,096,814	181,500	78,343	106,300
Total 2012 Actual	5,814,914	258,500	94,488	106,300
Total 2013 Forecast	5,991,100	218,500	74,225	150,000

For addition information relating to securities authorized under all of our equity compensation plans as of December 29, 2012, please see the section entitled “Equity Compensation Plan Information” below. In addition, refer to the section entitled “Executive Compensation” for information about specific awards granted to our named executive officers during 2012 and any equity awards that remain outstanding as of December 29, 2012.

Dividends and Dividend Equivalents.

The Committee may provide that awards denominated in stock (other than stock options, SARs and unvested performance share units, performance-based restricted shares and performance-based restricted share units) earn dividends or dividend equivalents; provided that dividends or dividend equivalents shall only be paid or accrued on Performance Shares or other Awards subject to performance-based vesting conditions to the extent that such awards are actually earned. At the same time that dividends are paid to holders of Kellogg common stock, dividends or dividend equivalents may be paid in cash or shares of common stock or may be credited to an account that the Committee establishes in the name of the participant, to be paid at such time or times as determined by the Committee and as specified in the terms of the applicable award grant. The Committee may also impose other restrictions on the crediting of dividends or dividend equivalents, such as requiring reinvestment in additional shares or share equivalents. Any stock dividends paid to Shareowners shall, in respect of restricted shares (or restricted share units, if the Committee grants dividend equivalents in a participant’s award agreement) shall be treated as additional restricted shares (or restricted share units).

Repricing Prohibited

Except as set forth in Section 13 of the 2013 Plan (pertaining to changes in capitalization and other matters), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or SARs or to cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without shareowner approval.

Accelerated Vesting

The authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an incentive Award may be exercised only in connection with a participant’s death, disability or retirement, in connection with a change in control, or to the extent such actions involve an aggregate number of shares not in excess of 5 percent of the number of shares available for incentive Awards.

Change in Control or Other Cash-Out

If there is a “Change in Control” of Kellogg (as defined in Section 14 of the 2013 Plan) and outstanding awards under the 2013 Plan are not assumed, continued or substituted by the successor to Kellogg, then in order to preserve the participants’ rights the following shall occur: (a) all stock options and SARs become fully vested and exercisable; (b) all restrictions on restricted shares shall be deemed lapsed and all restricted share units shall become fully vested and payable; and (c) the performance criteria for all performance units, performance share units, performance-based restricted shares, performance-based restricted share units and other cash-based awards shall be considered earned and payable in full. In addition, the Committee shall have the authority to otherwise require that the holder surrender any stock option and SAR for cancellation by Kellogg, with the holder being entitled to receive a cash payment. In the event outstanding awards are assumed by the successor corporation, such awards shall be subject to the adjustment provisions of Section 13 of the 2013 Plan and shall otherwise continue in effect with all of the terms and conditions of the Plan and the applicable Award Agreement. In the event that a participant holding any such assumed awards is terminated within two years following such Change in Control, such participant’s outstanding awards will become fully vested, exercisable and payable (as applicable) as of the date of such termination, except as otherwise provided by the 2013 Plan.

Matters relating to the 2013 Plan and its Amendment, Suspension and/or Termination

No Awards may be granted after February 22, 2023. The Board may suspend or terminate the 2013 Plan (or any portion thereof) at any time, and may amend the 2013 Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit Kellogg or the participants to benefit from any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of Kellogg. However, no such amendment, suspension, or termination shall materially adversely affect the rights of any participant and the Board may not make any change that would disqualify the 2013 Plan or any other plan of Kellogg from the benefits provided under Section 422 of the Code. No amendment will be made without shareowner approval if required by applicable law or applicable listing requirements.

Non-transferability of Awards

Awards granted under the 2013 Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Committee may from time to time permit Awards to be transferable to “family members” (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Committee may impose and applicable law. No award, however, may be transferred for value as defined in the general instructions to Form S-8.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, performance units, performance share units, restricted shares, restricted share units, other cash-based awards and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options, stock appreciation rights, performance awards, restricted stock, and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments.

Incentive Stock Options.    A participant who is granted an incentive stock option recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of Kellogg shares on the date of exercise over the option exercise price is an item includible in the optionee’s alternative minimum taxable income. The IRS may require the optionee to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the incentive stock option that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an incentive stock option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the incentive stock option.

Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an incentive stock option if the optionee pays the exercise price of the incentive stock option in whole or in part with previously owned Kellogg shares. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an incentive stock option and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred. Under regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an incentive stock option in whole or in part with previously-owned shares that were acquired upon the exercise of an incentive stock option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

We are not entitled to any deduction with respect to the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Non-Qualified Stock Options.    A participant who is granted a non-qualified stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Kellogg shares received on the date of exercise. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

SARs.    A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Kellogg common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Shares.    Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if a participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.

Performance Units, Performance Share Units and Restricted Share Units.    The grant of a performance unit, performance share unit or restricted share unit does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Kellogg common stock received as payment in respect of a performance unit, performance share unit or restricted share unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of Withholding Taxes.    We have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2013 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of Kellogg common stock that the participant previously owned or directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE KELLOGG COMPANY 2013 LONG-TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

(millions, except per share data) Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of December 29, 2012 (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights as of December 29, 2012 (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a) as of December 29, 2012 (c)
Equity compensation plans approved by security holders	24.6	$50	11.4
Equity compensation plans not approved by security holders	—	NA	0.1
Total	24.6	$50	11.5

Three plans are considered “Equity compensation plans not approved by security holders.” The Kellogg Share Incentive Plan, which was adopted in 2002 and is available to most U.K. employees of specified Kellogg Company subsidiaries; a similar plan, which is available to employees in the Republic of Ireland; and the Deferred Compensation Plan for Non-Employee Directors, which was adopted in 1986 and amended in 1993 and 2002.

Under the Kellogg Share Incentive Plan, eligible U.K. employees may contribute up to 1,500 Pounds Sterling annually to the plan through payroll deductions. The trustees of the plan use those contributions to buy shares of our common stock at fair market value on the open market, with Kellogg matching those contributions on a 1:1 basis. Shares must be withdrawn from the plan when employees cease employment. Under current law, eligible employees generally receive certain income and other tax benefits if those shares are held in the plan for a specified number of years. A similar plan is also available to employees in the Republic of Ireland. As these plans are open market plans with no set overall maximum, no amounts for these plans are included in the above table. However, approximately 59,000 shares were purchased by eligible employees under the Kellogg Share Incentive Plan, the plan for the Republic of Ireland and other similar predecessor plans during 2012, with approximately an additional 59,000 shares being provided as matched shares.

Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may elect to defer all or part of their compensation (other than expense reimbursement) into units which are credited to their accounts. The units have a value equal to the fair market value of a share of our common stock on the appropriate date, with dividend equivalents being earned on the whole units in non-employee Directors’ accounts. Units may be paid in either cash or shares of our common stock, either in a lump sum or in up to ten annual installments, with the payments to begin as soon as practicable after the non-employee Director’s service as a Director terminates. No more than 150,000 shares are authorized for use under this plan, of which approximately 11,000 had been issued as of December 29, 2012. Because Directors may elect, and are likely to elect, a distribution of cash rather than shares, the contingently issuable shares are not included in column (a) of the table above.

PROPOSAL 4 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for fiscal year 2013. PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal year 2012. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.

If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KELLOGG’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accounting Firm.

Audit Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $8.4 million in 2012 and $5.1 million in 2011.

Audit-Related Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q, which were not included in “Audit Fees” above was approximately $0.7 million in 2012 and $0.8 million in 2011. This assistance and related services generally consisted of consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.

Tax Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $1.9 million in 2012 and $1.9 million in 2011. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice with approximately $0.6 million being spent for tax compliance in 2012 and approximately $0.6 million being for tax compliance in 2011.

All Other Fees.    The aggregate amount of all other fees billed to Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0 in both 2012 and 2011.

Preapproval Policies and Procedures.

The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chairman has been authorized to pre-approve or approve. The Chairman of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellogg management.

All of the services described above for 2012 and 2011 were pre-approved by the Audit Committee and/or the Committee Chairman before PricewaterhouseCoopers LLP was engaged to render the services.

Audit Committee Report.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of four independent directors (as defined by the New York Stock Exchange Listing Standards), met seven times in 2012 and operates under a written charter last amended by the Board in February 2013, which is posted on our website at http://investor.kelloggs.com/governance.cfm. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2012 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.

The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our financial reporting, internal control and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380 — Communication with Audit Committees.

The Committee has discussed with the independent registered public accounting firm their independence from Kellogg and its management, including matters in the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.

The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also meets privately with the independent registered public accounting firm, General Counsel, Corporate Controller and Vice President of Internal Audit at each in-person meeting.

In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2012, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2013 fiscal year.

AUDIT COMMITTEE

John Zabriskie, Chair

John Dillon

Don Knauss

Rogelio Rebolledo

PROPOSAL 5 — SHAREOWNER PROPOSAL TO REPEAL CLASSIFIED BOARD

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a Shareowner at the annual meeting. Names, addresses and share holdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied upon request.

Resolution Proposed by Shareowner:

Repeal Classified Board

RESOLVED, that shareholders of Kellogg Company urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2014 from completing the term for which such director was elected.

Shareowner’s Supporting Statement:

The proponent of this resolution is the State of North Carolina Equity Investment Fund Pooled Trust. The Shareholder Rights Project submitted the resolution on behalf of the North Carolina State Treasurer.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than two-thirds from 2000 to 2012, and during the period January 1, 2011 to June 30, 2012;

•	More than 50 S&P 500 companies brought management proposals to declassify their boards to a vote at annual meetings;

•	More than 50 precatory declassification proposals passed at annual meetings of S&P 500 companies; and

•	The average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies exceeded 75%.

The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.

Please vote for this proposal to make directors more accountable to shareholders.

Our Response — Statement in Opposition to Proposal:

The Board has carefully considered the above proposal, and believes that it is not in the best interest of the Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:

Accountability to Shareowners.    The Board believes that the classified board structure under Kellogg’s Amended Restated Certificate of Incorporation and Bylaws (collectively, governance documents) is appropriate and necessary and does not compromise the directors’ accountability to Shareowners. Our Board is divided into three classes that serve staggered three-year terms. Directors elected to three-year terms are equally accountable to Shareowners as directors elected annually, since all directors are required to uphold their fiduciary duties to Kellogg and its Shareowners regardless of their term. Additionally, under Kellogg’s policies and procedures, specifically the policy relating to Director elections adopted in 2006 by the Board, Kellogg’s classified board structure does not compromise the directors’ accountability to Shareowners. The Director elections policy, which is fully set forth in our Corporate Governance Guidelines (which can be found on the Kellogg Company website at www.kelloggcompany.com under “Corporate Governance”), provides that in any uncontested election of Directors, any director nominee who receives a greater number of votes “withheld” than votes “for” will tender his or her resignation to the Nominating Committee. The Nominating Committee will then consider the resignation and recommend to the Qualified Independent Directors (as defined in the ‘Majority Voting for Directors; Director Resignation Policy’ section on page 10 of the proxy statement) the appropriate action to be taken. The Qualified Independent Directors will then review the recommendation and consider all factors it believes to be relevant to Kellogg’s and Shareowners’ best interests. Following the Qualified Independent Directors’ decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation). The Director elections policy provides the shareowner a meaningful role in the election of directors as well as acting as a way of holding directors accountable for their actions or failure to act.

Independence.    Electing a director to a three-year term enhances the independence of a non-employee director by providing him or her with a longer term of office. This longer term provides enhanced independence from management or from special interest groups who may have an agenda contrary to the long-term interests of all Shareowners. As a result, independent directors are able to make decisions that are in the best interest of Kellogg and its Shareowners without having to consider annual elections.

Stability and Continuity.    The Board is structured into classes to provide board stability, continuity and independence, while also enhancing long-term planning and ensuring that, at any given time, there are experienced directors serving on the Board who are familiar with Kellogg’s businesses, products, markets, opportunities and challenges. A classified board also benefits Kellogg and its Shareowners because it helps attract and retain highly qualified director candidates who are willing to make long-term commitments of the time and resources necessary to understand Kellogg, its operations and its competitive environment. This commitment is critical to achieve our strategic goals and one best fulfilled by a stable and continuous Board.

Protection Against Certain Takeovers.    Our classified board structure further protects Kellogg’s Shareowners by encouraging persons or firms making unsolicited takeover bids to negotiate directly with the Board, and better positions the Board to negotiate effectively on behalf of Shareowners to realize the greatest possible Shareowner value. The classified board structure is designed to safeguard against a hostile purchaser replacing a majority of our Directors with its own nominees at a single annual meeting, thereby gaining control of Kellogg and its assets without paying fair market value to Kellogg’s Shareowners. A classified board does not preclude a takeover, but rather provides the Board time and flexibility necessary to be in the best position to evaluate the adequacy and fairness of proposed offers, consider alternative methods of maximizing Shareowner value, protect all Shareowners against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all Shareowners, without the threat of imminent removal of a majority of Board members. As noted above, the Board has a fiduciary duty under the law to act in a manner that it believes to be in the best interests of Kellogg and its Shareowners. Elimination of the classified board structure would make it more difficult for Kellogg’s independent, Shareowner-elected Board to preserve and maximize value for all Shareowners in the event of an unsolicited takeover bid.

It is important to note that Shareowner approval of this proposal would not by itself declassify the Board. Under the governance documents, to change the class structure of the Board, the Board must first authorize amendments to Kellogg’s governance documents. Shareowners would then have to approve each of those amendments with an affirmative vote of not less than two-thirds of the outstanding shares of Kellogg entitled to vote generally in the election of directors.

After careful consideration of this proposal, the Board has determined that retention of a classified board structure remains in the long-term best interests of Kellogg and its Shareowners. The Board believes that the substantial benefits of a classified board structure do not come at the expense of director accountability. To the contrary, the structure is designed to protect the interests of all Shareowners.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

MISCELLANEOUS

Shareowner Proposals for the 2014 Annual Meeting.    Shareowner proposals submitted for inclusion in our proxy statement for the 2014 Annual Meeting of Shareowners must be received by us no later than November 11, 2013. Other Shareowner proposals to be submitted from the floor must be received by us not earlier than November 11, 2013 and not later than December 11, 2013, and must meet certain other requirements specified in our bylaws.

Annual Report on Form 10-K; No Incorporation by Reference.    Upon written request, we will provide any Shareowner, without charge, a copy of our Annual Report on Form 10-K for 2011 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016-1986 (phone: (800) 961-1413), the Investor Relations Department, Kellogg Company, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellogg.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.kelloggcompany.com, the Kellogg website.

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report,” and “Compensation Committee Report” shall not be incorporated by reference into any document filed with the SEC.

By Order of the Board of Directors,

Gary Pilnick

Senior Vice President, General Counsel, Corporate Development and Secretary

March 11, 2013

APPENDIX A

KELLOGG COMPANY 2013 LONG-TERM INCENTIVE PLAN

1.      PURPOSE.    The purpose of the 2013 Long-Term Incentive Plan is to further and promote the interests of Kellogg Company, its Subsidiaries and its shareowners by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company’s shareowners. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

2.      DEFINITIONS.    Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

2.1.    “10% Shareowner” has the meaning set forth in Section 6.2.

2.2.    “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.3.    “Award Agreement” means the written agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Plan in connection with the granting of an Award.

2.4.    “Base Value” has the meaning set forth in Section 7.2.

2.5.    “Board” means the Board of Directors of the Company, as constituted from time to time.

2.6.    “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any entity controlled by, controlling or under common control with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties; or (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any entity controlled by, controlling or under common control with the Company; provided, however, that no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any entity controlled by, controlling or under common control with the

Company; provided, further, that any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company or any entity controlled by, controlling or under common control with the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or any entity controlled by, controlling or under common control with the Company; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.

2.7.    “Change in Control” has the meaning set forth in Section 14.2.

2.8.    “Change in Control Price” has the meaning set forth in Section 13.3

2.9.    “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10.  “Collective Awards” means Awards together with any awards issued under Old Plans as of the Effective Date.

2.11.  “Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

2.12.  “Common Stock” means the Common Stock, par value $0.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.13.  “Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

2.14.  “Covered Employee” has the meaning set forth in Section 9.6.

2.15.  “Director” means a director of the Company.

2.16.  “Disability” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.15, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options “Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, and for purposes of any Award that is subject to Section 409A of the Code, “Disability” shall mean that a Participant is “disabled” under Section 409A(a)(2)(c)(i) or (ii) of the Code.

2.17.  “Effective Date” has the meaning set forth in Section 16.11.

2.18.  “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.19.  “Exercise Value” has the meaning set forth in Section 7.2.

2.20.  “Fair Market Value” on any date means (a) the officially quoted closing price in the primary trading session for a share of the Common Stock on the New York Stock Exchange-Composite Transactions Tape or on any other stock exchange, if any, on which the Common Stock is primarily traded (or if no shares of the Common Stock were traded on such date, then on the most recent previous date on which any shares of the Common Stock were so traded), or (b) if clause (a) is not applicable, the value of a share of the Common Stock for such date as established by the Committee, using any reasonable method of valuation consistent with the requirements of Section 409A of the Code.

2.21.  “Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words of like import)), termination due to: (a) a diminution in any material respect of the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company and/or or any entity controlled by, controlling or under common control with the Company promptly after receipt of notice thereof given by the Participant; (b) a decrease in the Participant’s Annual Base Salary (as defined below) or a decrease in the Participant’s target Annual Bonus (as defined below) percentage from the target Annual Bonus percentage in effect for such Participant immediately prior to the Change in Control or, if higher, the date of receipt of the notice of termination by the Participant (excluding a decrease in target Annual Bonus percentage resulting from an across-the-board change to the applicable bonus plan or policy which generally has an equal impact on the other senior executives of the Company and any entity controlled by, controlling or under common control with the Company); or (c) the Company’s or any entity controlled by, controlling or under common control with the Company requiring the Participant to be based at any office or location, other than the office or location where the Participant was based and performed services immediately prior to the Change in Control, that is not reasonably commutable by the Participant on a daily basis; provided, that any good faith determination of Good Reason made by the Participant shall be conclusive; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement. For purposes of this definition, “Annual Base Salary” means twelve times the higher of (i) the highest monthly base salary paid or payable to the Participant by the Company and any entity controlled by, controlling or under common control with the Company in respect of the twelve-month period immediately preceding the month in which the Change in Control occurs, and (ii) the highest monthly base salary in effect at any time thereafter, in each case including any base salary that has been earned and deferred. For purposes of this definition, “Annual Bonus” means the annual cash bonus awarded to the Participant in respect of a fiscal year under the Company’s or any entity controlled by, controlling or under common control with the Company’s annual incentive plans, or any comparable bonus under any predecessor or successor plans.

2.22.  “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.23.  “Incumbent Board” has the meaning set forth in Section 14.2.

2.24.  “Merger Event” has the meaning set forth in Section 13.3.

2.25.  “Net Exercise” means a Participant’s ability to exercise a Stock Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of his or her Stock Option a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Common Stock after such deductions.

2.26.  “Non-Employee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.27.  “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.

2.28.  “Old Plans” means the Kellogg Company 2001 Long-Term Incentive Plan, the Kellogg Company 2003 Long-Term Incentive Plan and the Kellogg Company 2009 Long-Term Incentive Plan.

2.29.  “Other Cash-Based Award” means an Award granted pursuant to Section 9.8 and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.30.  “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.

2.31.  “Outstanding Company Common Stock” has the meaning set forth in Section 14.2.

2.32.  “Outstanding Company Voting Securities” has the meaning set forth in Section 14.2.

2.33.  “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.34.  “Performance-Based Compensation” means any Award that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

2.35.  “Performance Share Unit” or “Performance Share” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement, or a Restricted Share Unit or Restricted Share intended to be Performance-Based Compensation.

2.36.  “Performance Unit” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement.

2.37.  “Person” has the meaning set forth in Section 14.2.

2.38.  “Plan” means this Kellogg Company 2013 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.39.  “Restricted Shares” means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.40.  “Restricted Share Units” means an Award granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.41.  “Restriction Period” has the meaning set forth in Section 8.3.

2.42.  “Retirement” means the voluntary termination by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of normal retirement age under Company-sponsored pension or retirement plans, or any other age with the consent of the Committee.

2.43.  “Section 16 Officer” means an “officer” as such term is defined in Rule 16a-1(f) of the Exchange Act.

2.44.  “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.45.  “Stock Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

2.46.  “Subsidiary(ies)” means any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options, “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.      ADMINISTRATION.

3.1.    The Committee. The Plan shall be administered by the Compensation Committee of the Board, as constituted from time to time. The Committee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange or such other applicable stock exchange rule. To the extent no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or Section 303A of the Listed Company Manual, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.2.    Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. Subject to applicable law, the Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. Subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute), the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not Section 16 Officers, but no officer of the Company shall have the authority to grant Awards to himself or herself. Any such delegation shall be made by resolution of the Board and such resolution shall set forth the total number of shares of Common Stock that may be subject to Awards granted pursuant to such delegation. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements in such form as is approved by the Committee.

3.3.    Liability Limitation. Neither the Board, the Committee, nor any member of either, nor any of their designees, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement) or any transaction hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4.      TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

4.1.    Limitations for Incentive Stock Options. Incentive Stock Options may not be granted following February 22, 2023, which is the ten-year anniversary of the Board’s adoption of the Plan. The maximum number of shares of Common Stock that may be issued pursuant to the grant of Incentive Stock Options under the Plan shall be 22,000,000 shares (as may be adjusted pursuant to Section 13.2), without regard to the provisions of Section 4.2(ii).

4.2.    Limitations for Common Stock.

(i)	The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section, Section 4.3 and Section 13.2 of the Plan, shall not exceed 22,000,000 shares, plus the aggregate number of shares of Common Stock described in Section 4.2(ii).

(ii)	Any shares of Common Stock that are subject to Collective Awards that expire or lapse or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock shall again be available for Awards under the Plan, subject to the provisions of Section 4.3, to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Collective Awards (as may be adjusted pursuant to Section 13.2). Shares of Common Stock that as of the Effective Date have not been issued under either the Kellogg Company 2001 Long-Term Incentive Plan or the Kellogg Company 2003 Long-Term Incentive Plan, and are not covered by outstanding awards under such plans granted on or before the Effective Date, shall not be available for Awards under the Plan. Shares of Common Stock that as of the Effective Date have not been issued under the Kellogg Company 2009 Long-Term Incentive Plan, and are not covered by outstanding awards under such plan granted on or before the Effective Date, shall be available for Awards under the Plan.

(iii)	Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.

(iv)

In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan.

4.3.    Computation of Available Shares.

(i)	For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 13.2) the maximum number of shares of Common Stock issued upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares, Restricted Share Units and Performance Share Units pursuant to Sections 8 and 9 of the Plan, in each case determined as of the date on which such Awards are issued; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 2.0 shares for each share issued pursuant to an Award other than a Stock Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Award other than a Stock Option or a Stock Appreciation Right, and (B) Awards granted in connection with the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

(ii)	In the event that any shares of Common Stock are withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation pursuant to Section 16.1 with respect to an Award or a Collective Award other than a Stock Option or Stock Appreciation Right, then the shares so tendered or withheld shall automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.2 in accordance with the same ratio specified in clause (A) of the proviso in Section 4.3(i). Notwithstanding anything to the contrary in this Section 4.3(ii), the following shares of Common Stock will not again become available for issuance under the Plan: (I) any shares which would have been issued upon any exercise of a Stock Option but for the fact that the exercise price was paid by a Net Exercise pursuant to Section 6.5 or any shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant in payment of the exercise price of a Stock Option; (II) any shares withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to a Stock Option or Stock Appreciation Right or a Collective Award that is a Stock Option or Stock Appreciation Right; (III) shares covered by a Stock Appreciation Right issued under the Plan or the Old Plans that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise; or (IV) shares that are repurchased by the Company using Stock Option exercise proceeds.

4.4.    Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 4.4 are subject to adjustment under Section 13.2 and are subject to the Plan maximum determined pursuant to Sections 4.2 and 4.3.

4.4.1  Stock Options and Stock Appreciation Rights. The maximum number of shares of Common Stock that may be subject to Awards of Stock Options or Stock Appreciation Rights to any Participant in any calendar year under the Plan shall not exceed 2,000,000 shares of Common Stock.

4.4.2  Restricted Shares and Restricted Share Units. There is no annual individual share limitation for Awards of Restricted Shares or Restricted Share Units which are not intended to be Performance-Based Compensation.

4.4.3  Performance Share Units. The maximum number of shares of Common Stock that may be subject to Performance Share Units granted to any Participant in any calendar year under the Plan shall not exceed 1,000,000 shares of Common Stock.

4.4.4  Performance Units. The maximum cash amount payable under any Performance Unit intended to be Performance-Based Compensation to any Participant for any calendar year shall be $10 million.

4.4.5  Other Cash-Based Awards. The maximum cash amount payable under any Other Cash-Based Award intended to be Performance-Based Compensation to any Participant for any calendar year shall be $6 million.

4.5.    Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for consideration that is less than as permitted under applicable law.

5.      ELIGIBILITY.

5.1.    General. Individuals eligible for Awards under the Plan shall consist of employees, officers and directors or those who will become employees, officers or directors of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

5.2.    Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, except as otherwise provided in this Section 5.2, (i) Restricted Shares and Restricted Share Units that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date of grant of the applicable Award (but permitting pro rata vesting over such time); and (ii) Restricted Shares, Restricted Share Units, Performance Shares and Performance Share Units whose vesting is subject to the achievement of specified Performance Goals over a performance period shall be subject to a performance period of not less than one year from the date of grant of the applicable Award. The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation;

(B) to a termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to Awards granted in connection with the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of shares of Common Stock not in excess of five (5) percent of the number of shares available for Awards under the first sentence of Section 4.2(i).

6.      STOCK OPTIONS.

6.1.    Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2.    Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Additional provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Shareowner”).

6.3.    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Option; provided, further, however, that, in the case of a 10% Shareowner, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.

6.4.    Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareowner receiving an Incentive Stock Option) after the date immediately preceding the date on which the Stock Option is granted.

6.5.    Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price. The methods of payment permitted by this Plan for payment in full of the aggregate exercise price of a Stock Option are as follows: (i) by cash, certified check, bank draft, electronic transfer, or money order payable to the order of the Company, (ii) if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the Participant, (iii) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise solely with respect to the portion of such payment required to be made with respect to tax withholding, or (iv) if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The shares issued to an optionee for the portion of any Stock Option exercised by attesting to the ownership of shares shall not exceed the number of shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of shares for which attestation of ownership is submitted. The value of owned shares submitted (directly or by attestation) in full or partial payment for the shares purchased upon exercise of a Stock Option shall be equal to the aggregate Fair Market Value of such owned shares on the date of the exercise of such Stock Option.

6.6.    Exercisability. Any Stock Option granted under the Plan shall become exercisable on such date or dates, or based on the attainment of such performance goals, as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option, and as set forth in the applicable Award Agreement. Notwithstanding anything to the contrary contained in this Section 6.6, unless otherwise provided in an Award Agreement, such Stock Option shall become one hundred percent (100%) vested and exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

6.7.    Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

6.8.    No Reload Provision. Stock Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Stock Options in connection with any exercise of the original Stock Option.

7.      STOCK APPRECIATION RIGHTS.

7.1.    Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2.    Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock, as shall be determined by the Committee, entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise (the “Exercise Value”) over the Fair Market Value of a share of Common Stock on the grant date of the Stock Appreciation Right (the “Base Value”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised. In the case of a Stock

Appreciation Right related to a Stock Option described in Section 6.7, the Base Value shall be the purchase price of a share of Common Stock under the Stock Option, provided, however, such amount may not be less than the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is awarded. The Base Value of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Appreciation Right.

7.3.    Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4.    Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Appreciation Right shall not exceed ten (10) years after the date immediately preceding the date on which the Stock Appreciation Right is granted.

7.5.    Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at such time or times and/or based on the achievement of such performance goals as determined by the Committee in its sole discretion. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.6.    Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made to the Participant in respect thereof in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

7.7.    Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8.      RESTRICTED SHARES AND RESTRICTED SHARE UNITS.

8.1.    Restricted Share and Restricted Share Unit Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units is a notional Award of shares of Common Stock which entitle the Participant to a number of unrestricted shares of Common Stock equal to (or a cash amount equal in value to such number of unrestricted shares of Common Stock) the number of Restricted Share Units upon the lapse of similar restrictions, terms and conditions.

8.2.    Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Kellogg Company 2013 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Kellogg Company. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Kellogg Company, One Kellogg Square, Battle Creek, MI 49016. Kellogg Company will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Kellogg Company reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied. With respect to each Participant receiving an Award of Restricted Share Units that is settled in shares of Common Stock, there shall be issued a stock certificate (or certificates) in respect of the underlying shares of Common Stock upon the lapse of the restrictions associated with such Restricted Share Units.

8.3.    Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in accordance with the vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement, which may be based on the lapse of a specified time period or periods or on the attainment of specified performance goals (the “Restriction Period”). During the Restriction Period, such Restricted Shares and the underlying shares of Common Stock with respect to the Restricted Share Units shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan. Restricted Share Units may be paid in cash, shares of Common Stock or any combination thereof, as determined by the Committee. To the extent that any Restricted Share Award or Restricted Share Unit Award is intended to be Performance-Based Compensation, such Award shall be subject to the provisions of Sections 9.4, 9.6 and 9.7, and the certification requirements contained in Section 9.5.

8.4.    Payment of Restricted Share and Restricted Share Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new or additional certificate, without the legend set forth in Section 8.2 of the Plan, for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. Restricted Share Units may be paid or settled in cash or in shares of Common Stock, or in combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

8.5.    Shareowner Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not under Restricted Share Units), all of the rights of a shareowner of such shares (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement).

9.      PERFORMANCE UNITS AND PERFORMANCE SHARE UNITS AND OTHER CASH-BASED AWARDS.

9.1.    Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2.    Performance Unit and Performance Share Unit Grants. A grant of Performance Units is a notional Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A grant of Performance Share Units is an Award of actual or notional shares of Common Stock which entitle the Participant to a number of shares of Common Stock equal to the number of Performance Share Units upon achievement of specified performance goals and such other terms and conditions as the Committee deems appropriate.

9.3.    Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant.

9.4.    Performance Goals and Performance Periods. Participants receiving a grant of Performance Units and Performance Share Units shall be entitled to payment in respect of such Awards if the Company and/or the Participant achieves specified performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established in writing by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period (and, in any event, no later than ninety (90) days after the commencement of the Performance Period or such other period required by applicable law). At the time of the granting of Performance Units and Performance Share Units which are intended to constitute Performance-Based Compensation, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as: total shareowner return; net earnings growth; sales or revenue growth; cash flow; net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; economic value added; working capital; and strategic plan development and implementation; or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate (which may include those measures set forth in Section 9.6). Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion) and may be based on the attainment of specified levels of Company (or Subsidiary, division, or other operational or administrative department of the Company) performance relative to the performance of other corporations or based on individual participant Performance Goals.

9.5.    Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Unit and Performance Share Unit that is intended to constitute Performance-Based Compensation made to a Participant who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Goals have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. Payment in settlement of earned Performance Units shall be made in cash as soon as practicable in the calendar year following the conclusion of the respective Performance Period. Payment in settlement of earned Performance Share Units shall be made in unrestricted Common Stock or in Restricted Shares, or any combination thereof, as the Committee in its sole discretion shall determine and provide in the relevant Award Agreement, and in any case as soon as practicable in the calendar year following the conclusion of the respective Performance Period.

9.6.    Performance-Based Awards. Performance Units, Performance Share Units, Restricted Shares, and Restricted Share Units and other Awards subject to performance criteria that are intended to be Performance-Based Compensation shall be paid solely on account of the attainment of one or more pre-established, objective Performance Goals within the meaning of Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the Performance Goals shall be the attainment of pre-established levels of (or pre-established changes or improvements in) any of net sales, net income, market price per share, earnings per share, return on equity, return on capital employed, return on invested capital, cash flow, discounted cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, unit sales volume, economic value added, costs or cost reduction initiatives, production, unit production volume, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, market or category share, organizational objectives (including diversity, safety and K-values), productivity initiatives, acquisition integration, total return to shareowners (including both the market value of the Company’s stock and dividends thereon) and or any other performance measure the Committee deems appropriate (which may include those measures set forth in Section 9.4). Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

9.7.    Termination of Employment. If the Participant ceases to be an employee before the end of any Performance Period due to the Participant’s death, Retirement or Disability, such Participant (or the Participant’s legal representative or designated beneficiary) shall receive all of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period, payable at the same time as it would otherwise would have been paid in the absence of any such termination. Unless otherwise determined by the Committee, if a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.

9.8.    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion, subject to the limitations of the Plan. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder. Other Cash-Based Awards granted under the Plan may be granted in a manner intended to be Performance-Based Compensation, and to the extent that any Other Cash-Based Award is granted with such intention, such Award shall be subject to the provisions of Sections 9.4, 9.6 and 9.7, and the certification requirements contained in Section 9.5.

10.    DEFERRAL ELECTIONS/TAX REIMBURSEMENTS.    The Committee may permit or require a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock or other item that would otherwise be due to such Participant by virtue of the exercise, settlement or payment of any Award made under the Plan. If any such election is permitted or required, the Committee may impose any restrictions it deems to be necessary or appropriate with respect to (i) any deferral election made with respect to an Award under the Plan and (ii) the timing of the payment of any deferred amounts, in each case, in order to cause such deferral election and payment timing to comply with the requirements of Section 409A of the Code. The Committee may also provide in the relevant Award Agreement for a tax reimbursement payment to be made by the Company in cash in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or payment of any Award made under the Plan.

11.    DIVIDEND AND DIVIDEND EQUIVALENTS.    As specified in the relevant Award Agreement, the Committee may provide that Awards (other than Stock Options Stock Appreciation Rights and unvested Performance Share Units) denominated in shares earn dividends or dividend equivalents; provided that dividends or dividend equivalents shall only be paid or accrued on Performance Shares or other Awards subject to performance-based vesting conditions to the extent that such Awards are actually earned. Dividends or any such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. To the extent that such Dividends or dividend equivalents are credited to an account and are not paid currently, such credited amounts shall be paid at such time or times as determined by the Committee and set forth in an Award Agreement consistent with the requirements of Section 409A of the Code. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. Any stock dividends paid in respect of unvested Restricted Shares or unvested Restricted Share Units shall be treated as additional Restricted Shares or Restricted Share Units and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares or unvested Restricted Share Units in respect of which such stock dividends are issued.

12.    NON-TRANSFERABILITY OF AWARDS.    Except as provided below, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided below, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable to “family members” (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Committee may impose and applicable law; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8). Any transfer contrary to this Section 12 will nullify the Award.

13.    CHANGES IN CAPITALIZATION AND OTHER MATTERS.

13.1.    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareowners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareowners or agents of the Company or any Subsidiary, as a result of any such action.

13.2.    Recapitalization Adjustments. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum share limitation applicable to each type of Award that may be granted to any individual participant in any calendar year, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option or the Base Value with respect to any Stock Appreciation Right.

13.3.    Mergers. If the Company enters into or is involved in any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant’s Stock Options and/or Stock Appreciation Rights, an amount equal to the excess (if any) of the Change in Control Price (as defined below), as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights, and make additional adjustments and/or settlements of other outstanding Awards as it determines to be fair and equitable to affected Participants.

Upon receipt by any affected Participant of any such substitute Award (or payment) as a result of any such Merger Event, such Participant’s affected Awards for which such substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

For purposes of the Plan, “Change in Control Price” means the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company or a Merger Event. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A of the Code and/or other applicable law.

14.    CHANGE IN CONTROL PROVISIONS.

14.1.    Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee prior to a Change in Control, in the event of a Change in Control, outstanding Awards under the Plan shall be subject to the applicable treatment described in this Section 14.

14.1.1    Assumption of Outstanding Awards.    In the event that outstanding Awards under the Plan are assumed, continued or substituted by the successor to the Company in connection with such Change in Control, such Awards shall be subject to the adjustment provisions of Section 13 and shall otherwise continue in effect with all of the terms and conditions of the Plan and the applicable Award Agreement. In the event that a Participant holding any such assumed, continued or substituted Awards experiences a termination of service with the Company or its successor by the Company or its successor without Cause or by such Participant for Good Reason, in either case, within two (2) years following such Change in Control, such Participant’s outstanding Awards shall become fully vested, exercisable and payable (as applicable) as of the date of such termination; provided, however, that to the extent any Award constitutes nonqualified deferred compensation, such Award shall not be payable until the date such Award would have been payable in the absence of this Section 14.1.1 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Award.

14.1.2    No Assumption of Outstanding Awards.    In the event that outstanding Awards under the Plan are not assumed, continued or substituted by the successor to the Company in connection with such Change in Control, such Awards shall be subject to the following treatment:

(i)	Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested and transferable;

(iii)	All Performance Units and Other Cash-Based Awards shall be considered to be earned and payable in full, and any deferral or other restrictions shall lapse, and such Performance Units and Other Cash-Based Awards shall be settled in cash (with the value being determined by the Committee, in its sole discretion), and all Restricted Share Units and Performance Share Units shall become fully vested and payable, in each case, as promptly as is practicable on or following the Change in Control; provided, however, that in the event that the Change in Control does not constitute a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of the Company, in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code, Performance Units, Other Cash-Based Awards, Restricted Share Units and Performance Share Units shall not be payable until the date such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units would have been payable in the absence of this Section 14.1.2 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units; and

(iv)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes (including Section 13.3).

14.2.    Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)

An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any increase in beneficial ownership of a Person as a result of any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14.2; or

(ii)	A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)

Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity; in each case, unless immediately following such transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv)	The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to any Award that is characterized as nonqualified deferred compensation within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

15.    AMENDMENT, SUSPENSION, AND TERMINATION.

15.1.    In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 16.6, materially adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto, or (c) except as contemplated by Section 13, increase the number of shares available for Awards pursuant to Section 4.2 without shareowner approval. In addition, the Company will obtain shareowner approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange upon which the Common Stock is then listed that purport to (i) materially modify the requirements as to eligibility for participation in the Plan, (ii) allow the repurchase of Stock Options or Stock Appreciation Rights for cash, other types of Awards under the Plan or other property (other than in connection with a Change in Control) or (iii) extend the termination date of the Plan.

15.2.    No Repricing. Except as contemplated by Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or the Base Value of outstanding Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price or Base Price that is less than the exercise price or Base Price of the original Stock Options or Stock Appreciation Rights without shareowner approval.

15.3.    Award Agreement Modifications. Subject to Section 15.1, the Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Performance Units, Performance Share Units, Restricted Share Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Performance Units, Performance Share Units, Restricted Share Units and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants or Restricted Share Units shall become vested, or (c) the performance period or goals in respect of any Other Cash-Based Awards, Performance Share Units or Performance Units, except to the extent that any such amendment or modification would cause any such Award intended to qualify as Performance-Based Compensation to cease to so qualify. The authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an incentive Award may be exercised only in connection with a Participant’s death, Disability or Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5 percent of the number of shares available for Incentive Awards. Subject to Section 16.6, no such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant. Notwithstanding the foregoing, without the consent of affected Participants, Awards may be amended or revised when necessary to avoid the imposition of additional tax under Section 409A of the Code.

16.    MISCELLANEOUS.

16.1.    Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any minimum statutorily required domestic or foreign federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such shares of Common Stock shall be valued based on the Fair Market Value of such shares as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

16.2.    No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

16.3.    Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

16.4.    Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

16.5.    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.6.    Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The

Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.

16.7.    Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan. An Award Agreement may provide that, notwithstanding any other provision in this Plan to the contrary, if the Participant breaches provisions in the Award Agreement during or after the Participant’s employment, then the Participant will forfeit and/or repay all Awards (whether unvested or vested) and profits realized in connection therewith.

16.8.    Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

16.9.    Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

16.10.  Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

16.11.  Effective Date. The Plan shall be effective as of February 22, 2013 (the “Effective Date”) subject to approval by the shareowners of the Company. Prior to such shareowner approval, the Committee may grant Awards conditioned on shareowner approval. If such shareowner approval is not obtained at or before the first annual meeting of shareowners to occur after the adoption of the Plan by the Board (including any adjournments or postponements thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall awards be granted under the Plan after February 22, 2023 (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Awards granted theretofore may extend beyond that date.

16.12.  Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. Any provision of the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

16.13.  Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

KELLOGG COMPANY

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534

POST OFFICE BOX 3599 ONE KELLOGG SQUARE BATTLE CREEK, MI 49016-3599

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Kellogg Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kellogg Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M54793-P35254-Z59791	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLOGG COMPANY					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends a vote FOR each of the nominees for director in Proposal 1.								number(s) of the nominee(s) on the line below.
Vote on Directors					☐	☐	☐
1.	Election of Directors (term expires 2016)
Nominees:
	01)	Gordon Gund	03)	Ann McLaughlin Korologos
	02)	Mary Laschinger	04)	Cynthia Milligan

The Board of Directors recommends a vote FOR Proposals 2 through 4.										For	Against	Abstain
2.	Advisory resolution to approve executive compensation.									☐	☐	☐
3.	Approval of the Kellogg Company 2013 Long-Term Incentive Plan.									☐	☐	☐
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Kellogg’s independent registered public accounting firm for fiscal year 2013.									☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.
5.	Shareowner proposal, if properly presented at the meeting, to repeal classified board.									☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

KELLOGG COMPANY

ADMISSION TICKET

(not transferable)

You are cordially invited to attend the 2013 Annual Meeting of Shareowners of Kellogg Company to be held on Friday, April 26, 2013 at 1:00 p.m. (Eastern Time) at the W. K. Kellogg Auditorium, 50 West Van Buren Street, Battle Creek, Michigan.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareowner(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 26, 2013: The Notice of the Annual Meeting, the Proxy Statement, and the annual report, including Form 10-K, are available at http://investor.kelloggs.com.

M54794-P35254-Z59791

KELLOGG COMPANY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF SHAREOWNERS, APRIL 26, 2013

The undersigned appoints James M. Jenness and Gordon Gund, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2013 Annual Meeting of Shareowners of Kellogg Company to be held on April 26, 2013 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2013 Annual Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in proposal 1, “FOR” proposals 2 through 4 and “AGAINST” proposal 5, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT — This Proxy is continued and must be signed and dated on the reverse side.